Exhibit 10.1

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

101 PARK AVENUE (1100 WARD), LLC
a Delaware limited liability company
“SELLER”
and
SENIOR HOUSING PROPERTIES TRUST,
a Maryland real estate investment trust
“BUYER”

February 15, 2012

This Agreement contains representations and warranties by the parties thereto and are not intended to be and should not be relied upon by any other person. A party's representations and warranties were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to the party making the representation and warranty if it proves to be inaccurate; (ii) may have been qualified in this Agreement by disclosures that were made to the other party in connection with the negotiation of this Agreement (provided that any specific facts that contradict the representations and warranties in this Agreement in any material respect have been disclosed); (iii) may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of this Agreement or such other date or dates as may be specified in this Agreement.

TABLE OF CONTENTS

Article 1 CERTAIN DEFINITIONS	1

Article 2 PURCHASE, PURCHASE PRICE AND PAYMENT	9

Article 3 ESCROW	13

Article 4 ACKNOWLEDGMENT OF BUYER INVESTIGATIONS; NEW TITLE EXCEPTIONS	14

Article 5 PRE-CLOSING OBLIGATIONS OF SELLER AND BUYER	20

Article 6 SELLER'S DELIVERIES	22

Article 7 BUYER'S DELIVERIES	23

Article 8 CONDITIONS TO CLOSING; CLOSING; DEFAULT; REMEDIES	24

Article 9 REPRESENTATIONS AND WARRANTIES OF SELLER	31

Article 10 REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF BUYER	34

Article 11 COSTS, EXPENSES AND PRORATIONS	38

Article 12 ESCROW PROVISIONS	39

Article 13 BROKERS	42

Article 14 MISCELLANEOUS	42

EXHIBITS

A    Legal Description of Land
B    Limited Warranty Deed and Conveyance of Lessor's Interest Under Lease
C    Bill of Sale
D and D-1     Certificates of Non-Foreign Status
E    Assignment of Permits, Entitlements and Intangible Property
F    Seller's Certificate
G    Form of Ground Lessee Estoppel Certificate
H    Form of Title Affidavit

SCHEDULES
1.0        Seller's Deliveries
2.3(a)(iv)    Loan Assumption Items
4.1(b)(iv)    Initial Title Exceptions
9.11        Loan Documents

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into and effective as of the 15th day of February, 2012 (“Effective Date”), by and between 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company (“Seller”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Buyer”), each of whom shall sometimes separately be referred to herein as a “Party” and both of whom shall sometimes collectively be referred to herein as the “Parties,” and constitutes a binding purchase and sale agreement between Seller and Buyer.
FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the Parties mutually agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:
“Agreement” shall mean this Purchase and Sale Agreement dated as of the Effective Date, by and between Seller and Buyer, together with all Exhibits and Schedules attached hereto.
“ALTA” shall mean American Land Title Association.
“ALTA Survey” shall have the meaning given such to term in Section 4.1(b) hereof.
“ALTA Title Policy Costs” shall mean the cost differential between the premium for an ALTA Owner's Policy of Title Insurance with Standard Coverage and the premium for an ALTA Owner's Policy of Title Insurance with Extended Coverage.
“Assignment of Permits, Entitlements and Intangible Property” shall mean the Assignment of Permits, Entitlements and Intangible Property, in the form of Exhibit “E,” attached hereto.
“Bill of Sale” shall mean the Bill of Sale, in the form of Exhibit “C,” attached hereto.
“Building” shall mean that certain commercial office building located at 1100 Ward Avenue, Honolulu, Hawaii, consisting of approximately two hundred three thousand two hundred twenty (203,220) net rentable square feet, together with all related facilities and improvements, located on the Land.
“Business Day” shall mean a Calendar Day, other than a Saturday, Sunday or a day observed as a legal holiday by the United States federal government, the Commonwealth of Massachusetts, or the state of Hawaii.
“Buyer” shall mean Senior Housing Properties Trust, a Maryland real estate investment trust.
“Buyer's Due Diligence Documentation” shall mean all surveys, studies, reports, governmental applications, permits, maps, plans, specifications and other documents in Buyer's possession or control regarding the Property including, but not limited to, all such surveys, studies, reports and other documents that Buyer contracted with third parties to be prepared.

“Buyer's Exchange” shall have the meaning given to such term in Section 14.15 hereof.
“Buyer's Loan Assumption Processing Fees Cap” shall have the meaning given to such term in Section 2.3(b)(i) hereof.
“Calendar Day” shall mean any day of the week including a Business Day.
“Cash” shall mean legal tender of the United States of America represented by either: (a) a cashier's or certified check currently dated, payable to Escrow Agent or order, and honored upon presentation for payment; or (b) good funds wire transferred or otherwise deposited into Escrow Agent's account at Escrow Agent's direction.
“Cash Purchase Price” shall have the meaning given to such term in Section 2.4 hereof.
“Certificates of Non-Foreign Status” shall mean collectively, that certain Certificate of Non-Foreign Status and that certain Certification for Exemption from the Withholding of Tax on the Disposition of Hawaii Real Property, in the form of Exhibit “D” and Exhibit “D-1”, respectively, attached hereto.
“Closing” shall have the meaning given to such term in Section 8.4 hereof.
“Closing Date” shall have the meaning given to such term in Section 8.4 hereof.
“Closing Deposit” shall have the meaning given to such term in Section 2.4(c) hereof.
“Closing Statement” shall mean a so-called “Settlement Statement” in a form and substance reasonably satisfactory to Buyer and Seller, showing (among other things) the Purchase Price as adjusted by any adjustments or apportionments provided for in this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenues laws.
“Confidential Information” shall have the meaning given to such term in Section 4.1(a) hereof.
“Conveyance Tax Certificate” shall have the meaning given to such term in Section 6.1(b) hereof.
“Deed” shall mean the Limited Warranty Deed and Conveyance of Lessor's Interest Under Lease, in the form of Exhibit “B,” attached hereto.
“Disapproved New Title Exception” and “Disapproved New Title Exceptions” shall have the meanings given to such terms in Section 4.1(c) hereof.
“Disapproved New Title Exceptions Cure Completion Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
“Disapproved New Title Exceptions Cure Deadline” shall mean the earliest to occur of: (a) thirty (30) Calendar Days after the date of Seller's Disapproved New Title Exceptions Cure Notice; (b) the date Seller delivers a Disapproved New Title Exceptions Cure Completion Notice to Buyer; or (c) the Closing Date.
“Disapproved New Title Exceptions Cure Election Deadline” shall have the meaning given to such term in Section 4.1(c) hereof.

“Disapproved New Title Exceptions Cure Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
“Disapproved New Title Exceptions Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
“Effective Date” shall have the meaning given to such term in the Preamble of this Agreement.
“Environmental Conditions” shall have the meaning given to such term in Section 10.5 hereof.
“Environmental Laws” shall mean all present federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authorities, which relate to the environment and/or which classify, regulate, impose liability, obligations, restrictions on ownership, occupancy, transferability or use of the Real Property, and/or list or define hazardous substances, materials, wastes, contaminants, pollutants and/or Hazardous Materials and any similar federal, state or local laws and ordinances and the regulations published and/or promulgated pursuant thereto and other state and federal laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.
“ERISA” shall have the meaning given to such term in Section 10.4 hereof.
“Escrow” shall have the meaning given to such term in Article 3 hereof.
“Escrow Agent” shall mean First American Title Company, Inc. located at 1177 Kapiolani Boulevard, Honolulu, Hawaii 96814 Attn: Jill Kauka; Direct Telephone Number: 808-457-3784; Facsimile Number: 866-713-7850; Email: jkauka@firstam.com.
“Estoppel Cure Completion Notice” shall have the meaning given to such term in Section 5.1(d)(ii) hereof.
“Estoppel Cure Deadline” shall mean the earliest to occur of: (a) thirty (30) Calendar Days after the Estoppel Cure Election Deadline; (b) the date Seller delivers an Estoppel Cure Completion Notice to Buyer; or (c) the Closing Date.
“Estoppel Cure Election Deadline” shall have the meaning given to such term in Section 5.1(d)(i) hereof.
“Estoppel Cure Notice” shall have the meaning given to such term in Section 5.1(d)(i) hereof.
“Estoppel Objection Matter” and “Estoppel Objection Matters” shall have the meanings given to such terms in Section 5.1(d)(i) hereof.
“Estoppel Objection Notice” shall have the meaning given to such term in Section 5.1(d)(i) hereof.
“Excess Loan Assumption Processing Fees” shall have the meaning given to such term in Section 2.3(b) hereof.
“General Provisions” shall have the meaning given to such term in Article 3 hereof.
“Ground Lease” shall mean that certain Ground Lease, dated December 20, 2005, by and between Seller and Ground Lessee, a memorandum of which is recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Land Court Document No. 3369619, as amended from time to time.

“Ground Lessee” shall mean Pacific Office Properties Trust (Ward Avenue) LLC, a Delaware limited liability company, as the holder of the ground lessee's interest under the Ground Lease.
“Ground Lessee Estoppel Certificate” shall have the meaning given to such term in Section 5.1(d) hereof.
“Ground Lessee Estoppel Deadline” shall have the meaning given to such term in Section 5.1(d) hereof.
“Guaranty” shall have the meaning given to such term in Section 2.3(a)(i) hereof.
“Hazardous Materials” shall mean all hazardous wastes, toxic substances, pollutants, contaminants, radioactive materials, flammable explosives, and other materials defined or classified as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “petroleum substances” or “infectious waste” under any Environmental Laws in effect as of the Effective Date, which are regulated by reason of actual or threatened risk of toxicity causing injury or illness.
“Information” shall have the meaning given to such term in Section 4.4 hereof.
“Improvements” shall mean all buildings, structures, fixtures, trade fixtures and other improvements located on the Land, including, but not limited to, the Building.
“Independent Consideration” shall have the meaning given to such term in Section 2.4(b).
“Initial Deposit” shall have the meaning given to such term in Section 2.4(a) hereof.
“Intangible Property” shall have the meaning given to such term in Section 2.1(c) hereof.
“Land” shall mean that certain parcel of real property located in the City of Honolulu County of Honolulu, State of Hawaii, the legal description of which is set forth on Exhibit “A,” attached hereto and incorporated herein by reference.
“Laws” shall mean, collectively, all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property or any other legal requirements applicable to the Property, including, without limitation, Environmental Laws and those relating to zoning, construction, occupancy, occupational health and safety or fire safety.
“Leasehold Interest Closing Date” shall mean the date of consummation (closing) of the transactions contemplated by the Leasehold Interest Purchase Agreement, pursuant to and in accordance with the Leasehold Interest Purchase Agreement.
“Leasehold Interest Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated of even date herewith, by and between Ground Lessee, as the seller, and Senior Housing Properties Trust, as the buyer, relating to the assignment and assumption of the Ground Lease and related property, as the same may be amended and assigned from time to time.
“Leases” shall have the meaning given to such term in the Leasehold Interest Purchase Agreement.

“Lender” shall mean U.S. Bank, National Association, as successor trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6, as assignee, by mesne assignments, of Greenwich Capital Financial Products, Inc., and its successors and assigns.
“Lender's Consent” shall have the meaning given to such term in Section 2.3(a)(iii) hereof.
“Lender's Consent to Sale” shall have the meaning given to such term in Section 8.1(j) hereof.
“Loan” shall mean that certain loan evidenced by a Promissory Note, dated December 19, 2005, executed by 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company, in favor of Lender, in the original principal amount of Fourteen Million Dollars ($14,000,000.00), which loan is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated December 20, 2005 and recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Land Court Document No. 3369622.
“Loan Assumption” shall have the meaning given to such term in Section 2.3(a) hereof.
“Loan Assumption Conditions” shall have the meaning given to such term in Section 2.3(a) hereof.
“Loan Assumption Documents” shall mean any and all documents, agreements and instruments required or necessary to effectuate the Loan Assumption, including without limitation, all documents necessary to properly note the Lender as the current lender under the Loan Documents in the Office of the Assistant Registrar of the Land Court of the State of Hawaii.
“Loan Assumption Fee” shall mean the loan assumption fee payable to Lender in connection with the Loan Assumption pursuant to Section 5.26.2 of the Loan Agreement executed in connection with the Loan, in an amount equal to one-half of one percent (0.5%) of the Loan Principal Balance as of the Loan Assumption. Notwithstanding anything in this Agreement to the contrary, the term “Loan Assumption Fee” shall not include the Loan Assumption Processing Fees.
“Loan Assumption Processing Fees” shall mean all costs, fees and expenses payable to Lender in connection with processing the Loan Assumption including all application or review fees, processing fees and costs, lender/servicer/senior servicer/rating agency legal fees and costs (including any retainer), legal opinion fees and costs and all other costs, fees and expenses incurred and/or required to be paid to Lender in connection with processing the Loan Assumption. Notwithstanding any provision in this Agreement to the contrary, the term “Loan Assumption Processing Fees” shall not include the Loan Assumption Fee.
“Loan Documents” shall have the meaning given such term in Section 9.11 hereof.
“Loan Principal Balance” shall have the meaning given to such term in Section 2.3(b) hereof.
“Losses” shall mean any and all losses, claims (including, without limitation, any and all mechanics' or materialmen's liens or claims of liens), demands, causes of action, lawsuits, arbitrations, injuries, damages, costs, fees and expenses (including attorneys' fees and costs of litigation).
“Major Tenant” shall have the meaning given to such term in the Leasehold Interest Purchase Agreement.
“Material Loss” shall mean damage, loss or destruction to any portion of the Real Property, the loss of which (i) is equal to or greater than One Million Dollars ($1,000,000.00) (measured by the cost of repair or replacement) in the aggregate, or (ii) as a direct result thereof, permits any Major Tenant to terminate its Lease.
“Material Taking” shall mean an eminent domain or condemnation proceeding that expressly identifies a taking of: (a) any portion of the net rentable area of the Building; or (b) any of the parking spaces or other portions of the Real Property which would as a direct result thereof (i) give rise to a Major Tenant having the right to terminate its Lease, (ii) materially and adversely affect access to the Real Property, (iii) materially and adversely affect the current use of the Building, and/or (iv) render the remainder of the Real Property in non-compliance with any applicable material Law, Lease, Permitted Title Exception or other material contract affecting the Real Property, and with respect to clauses (ii), (iii) and (iv) respectively, Seller does not or is otherwise unable to provide an alternative means of reasonable access to the Real Property, a cure of the material adverse effect on the current use of the Building, or a cure for such non-compliance, as applicable, that is reasonably acceptable to Buyer.
“Minor Taking” shall have the meaning given to such term in Section 8.3(b) hereof.
“Monetary Obligations” shall mean any and all liens, liabilities and encumbrances placed, or caused to be placed, of record against the Real Property by the acts or omissions of Seller, evidencing a monetary obligation that can be removed by the payment of money, including, without limitation, delinquent real property taxes, deeds of trust, mortgages, mechanic's liens, attachment liens, execution liens, tax liens and judgment liens. Notwithstanding the foregoing, the term “Monetary Obligations” shall not include, and shall specifically exclude, non-delinquent real property taxes and assessments, all liens, liabilities and encumbrances relating to the Permitted Title Exceptions and any matters caused by any act or omission of Buyer, or its agents or representatives.
“Non-Material Loss” shall mean damage, loss or destruction to any portion of the Real Property, the loss of which is not a Material Loss.
“Notice” shall have the meaning given to such term in Section 14.2 hereof.
“OFAC” shall have the meaning given to such term in Section 9.10 hereof.
“Outside Closing Date” shall have the meaning given to such term in Section 8.4 hereof.
“Party” or “Parties” shall have the meanings given to such terms in the Preamble of this Agreement.
“Permits and Entitlements” shall have the meaning given to such term in Section 2.1(d) hereof.
“Permitted Title Exceptions” shall have the meaning given to such term in Section 4.1(b) hereof.
“Person” shall mean any individual, corporation, partnership, limited liability company or other entity.
“Personal Property” shall have the meaning given to such term in Section 2.1(b) hereof.
“Preliminary Title Report” shall have the meaning given to such term in Section 4.1(b) hereof.
“Property” shall have the meaning given to such term in Section 2.1 hereof.
“Proration Date” shall have the meaning given to such term in Section 11.2(a) hereof.
“Purchase Price” shall have the meaning given to such term in Section 2.2 hereof.

“Real Property” shall have the meaning given to such term in Section 2.1(a) hereof.
“Released Parties” shall have the meaning given to such term in Section 10.7 hereof.
“Representatives” shall have the meaning given to such term in Section 4.4 hereof.
“Revenues” shall have the meaning given to such term in Section 11.2(a)(i) hereof.
“Reynolds” shall have the meaning given to such term in Section 2.3(a)(i) hereof.
“Scheduled Closing Date” shall have the meaning given to such term in Section 8.4 hereof.
“Seller” shall mean 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company.
“Seller's Broker” shall mean Eastdil Secured located at 100 Wilshire Boulevard, Suite 1500, Santa Monica, California 90401.
“Seller's Broker's Commission” shall have the meaning given to such term in Article 13 hereof.
“Seller's Certificate” shall mean the Seller's Certificate, in the form of Exhibit “F,” attached hereto.
“Seller's Deliveries” shall have the meaning given to such term in Section 4.1(a) hereof.
“Seller's Exchange” shall have the meaning given to such term in Section 14.14 hereof.
“Seller's Loan Assumption Processing Fees Cap” shall have the meaning given to such term in Section 2.3(b) hereof.
“Tenant” or “Tenants” shall have the meanings given to such terms in the Leasehold Interest Purchase Agreement.
“Third Party Reports” shall have the meaning given to such term in Section 4.1(a) hereof.
“Title Insurer” shall mean First American Title Insurance Company, located at 4380 La Jolla Village Drive, Suite #110, San Diego, California 92122; Attn: Skip Santy; Direct: (858) 410-2155; FAX: (877) 461-2093; E-mail: ssanty@firstam.com.
“Title Policy” shall have the meaning given to such term in Section 8.1(c) hereof.
“Transaction Documents” shall mean the Deed, the Bill of Sale, the Assignment of Permits, Entitlements and Intangible Property, the Certificates of Non-Foreign Status, the Loan Assumption Documents, the Ground Lessee's Estoppel Certificate, the Conveyance Tax Certificate, and all other instruments or agreements to be executed and delivered pursuant to this Agreement or any of the foregoing.
ARTICLE 2
PURCHASE, PURCHASE PRICE AND PAYMENT

Section 2.1Purchase and Sale of Property. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of the following property (collectively, the “Property”):

(a)Real Property. All of Seller's right, title and interest (if any) in and to: (i) the Land including, without limitation, Seller's right, title and interest in, to and under the Ground Lease; (ii) the Improvements, but specifically excluding the interests in the Improvements reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC, a Delaware limited liability company, under that certain Limited Warranty Deed and Reservation of Rights dated December 20, 2005 and recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Land Court Document No. 3369618; (iii) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Land and/or the Improvements; and (iv) any streets or alleys which are adjacent to the Land (collectively, the “Real Property”).

(b)Personal Property. All equipment, furniture, fixtures, facilities, machinery, tools, appliances, furnishings, inventories, supplies and other items of tangible personal property owned by Seller and located on the Real Property as of the Effective Date, if any (collectively, the “Personal Property”). The Personal Property is subject to depletion, replacement and addition in the ordinary course of Seller's business so long as depletion and replacement of such Personal Property is substituted with items of equal or better quality and shall be conveyed to Buyer at Closing free and clear of any liens or encumbrances.

(c)Intangible Property. To the extent assignable, all of Seller's right, title and interest, if any, in and to all intangible property arising from or used in connection with the ownership, use, operation, or maintenance of the Real Property or Personal Property, including, without limitation: (i) warranties, guarantees and bonds from third parties relating to the Real Property or Personal Property, if any; (ii) copyrights, trade names, trademarks, trademark registrations and internet domain names, if any, owned and used by Seller in connection with the ownership and operation of the Real Property, together with the goodwill of the business appurtenant thereto; provided, however, in no event shall such trade name or trademarks, if any, to be assigned to Buyer pursuant hereto include the trade name “Pacific Office Properties” or any derivatives thereof, or any of the trademarks related thereto, and (iii) all plans and specifications, if any, owned and used by Seller in connection with the ownership and operation of the Real Property (collectively, the “Intangible Property”).

(d)Permits and Entitlements. To the extent assignable, all of Seller's right, title and interest, if any, in and to all permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating to the Real Property or the business of owning, maintaining and/or managing the Real Property (collectively, the “Permits and Entitlements”).

Section 2.2Purchase Price. The purchase price for the Property shall be the sum of Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00) (the “Purchase Price”). The Purchase Price shall consist of the Loan Assumption pursuant to Section 2.3 below and the Cash Purchase Price pursuant to Section 2.4 below, subject to the prorations and adjustments set forth in this Agreement including, without limitation, Article 11 hereof. The Purchase Price shall be paid to Seller in accordance with the terms and conditions set forth in Sections 2.3 and 2.4 hereof.

Section 2.3Loan Assumption.

(a)    Loan Assumption Conditions. On the Closing, Buyer shall, subject to the terms of this Agreement, purchase and acquire the Property subject to the Loan and shall assume the Loan and the Loan Principal Balance as of the Proration Date (“Loan Assumption”), provided that all of the following terms and conditions shall have been satisfied (collectively, the “Loan Assumption Conditions”):
(i)    As a condition to Seller's obligation to proceed to the Closing, the Lender shall have consented in writing to the release and discharge of Seller and Seller's affiliates from any liability arising or accruing on the Loan subsequent to the Closing including, without limitation, the release and discharge of James C. Reynolds (“Reynolds”) and all other applicable guarantors/indemnitors from any and all liability arising or accruing subsequent to the Closing under that certain Guaranty of Recourse Obligations, dated December 19, 2005, executed by Reynolds and all other applicable guarantors/indemnitors for the benefit of Lender (the “Guaranty”).
(ii)    Intentionally Deleted.
(iii)    As a condition to each Party's obligation to proceed to the Closing, Buyer will have secured in writing Lender's consent to the Loan Assumption (said consent to the Loan Assumption and said consent to the release of Seller and Seller's affiliates referenced under item (i) above are collectively referred to herein as “Lender's Consent”) upon terms and conditions reasonably satisfactory to Buyer and Seller; provided, however, if Lender does not require any change in the interest rate, term, or material terms of the Loan, including, without limitation, any material changes to the Loan covenants or required collateral (other than said release and discharge described in item (i) above), and, without Seller's approval at its sole discretion, does not impose any obligation or requirement on Seller as a condition to Lender's Consent (other than payment of the Loan Assumption Fee and Loan Assumption Processing Fees as provided for herein) in such a manner as to increase the obligations or liabilities of Seller under the Loan Documents, the Parties agree that the Lender's Consent shall have been obtained on terms that are reasonably satisfactory to Buyer and Seller.
(iv)    As a condition to each Party's obligation to proceed to the Closing, Lender shall have executed and delivered to Seller and Buyer at Closing the Loan Assumption Documents consistent with the terms of the Lender's Consent and in a form reasonably satisfactory to Buyer and Seller. Notwithstanding the foregoing, the Loan Assumption Documents shall be deemed reasonably satisfactory to Buyer if they (a) do not include any changes in the interest rate, term, or other material terms of the Loan, including, without limitation, any material changes to the Loan covenants or required collateral (other than said release and discharge described in item (i) above), or otherwise increase the obligations or liabilities of Buyer under the Loan Documents being assumed, (b) do not restrict the trading, issuance or encumbrance of publicly traded shares of Buyer or any of its affiliates, either in the Loan Assumption Documents or the underlying Loan Documents being assumed, (c) include the current balance outstanding under the Loan Documents and the escrow amounts currently being held by Lender, and (d) address the items set forth in Schedule “2.3(a)(iv)” attached hereto, to Buyer's reasonable satisfaction.
In the event one or more of the Loan Assumption Conditions are not satisfied for any reason, neither Seller nor Buyer shall be deemed to be in default of their respective obligations under this Agreement solely as a result thereof and, in such a case, either Seller or Buyer may elect to terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5 hereof.
(b)    Loan Assumption Covenants. Within five (5) Business Days after the Effective Date, Seller and Buyer shall jointly apply to Lender to secure approval of the Loan Assumption and Lender's Consent. Buyer hereby agrees to and shall: (i) pay all Loan Assumption Processing Fees required by Lender within three (3) Business Days after Seller's written notice to Buyer of Lender's request or requirement for the payment of such Loan Assumption Processing Fees, which notice shall include written evidence of such request or requirement for the payment of Loan Assumption Processing Fees from Lender and/or any other applicable third parties; provided, however, Buyer's obligations to pay Loan Assumption Processing Fees under this Section 2.3(b) shall not exceed the sum of Fifty Thousand Dollars ($50,000.00), in the aggregate (the “Buyer's Loan Assumption Processing Fees Cap”); (ii) after submitting the application to secure approval of the Loan Assumption, exercise commercially reasonable efforts to pursue Lender's Consent until such time as Lender's Consent is secured or denied or the earlier termination of this Agreement and inform Seller in writing of any response from Lender pertaining to any of the Loan Assumption Conditions; (iii) pay the balance of such Loan Assumption Processing Fees on or before the Closing as required by Lender, subject to Buyer's Loan Assumption Processing Fees Cap; (iv) pay the Loan Assumption Fee on the Closing; and (v) execute and deliver to Lender, or shall cause to be executed and delivered to Lender, all financial, completion and other guarantees, together with all environmental indemnification agreements reasonably required to be executed and delivered by Lender as a condition precedent for the granting of Lender's Consent to the Loan Assumption in a form reasonably satisfactory to Buyer; provided, however, that the terms of such guarantees and environmental indemnification agreements are no more onerous than the terms of the Loan Documents. Buyer shall reasonably cooperate with Seller in connection with the Loan Assumption process and securing Lender's Consent including, without limitation, furnishing to Lender all documentation and information reasonably requested by Lender in connection with the Loan Assumption process. Seller shall reasonably cooperate with Buyer in connection with the Loan Assumption process including, without limitation, furnishing to Lender all information reasonably requested by Lender in connection with the Loan Assumption process. Seller shall also pay to Lender all Loan Assumption Processing Fees required by Lender, to the extent such Loan Assumption Processing Fees exceed Buyer's Loan Assumption Processing Fees Cap; provided, however, in no event shall Seller be obligated to pay any Loan Assumption Processing Fees in excess of the sum of Fifty Thousand Dollars ($50,000.00), in the aggregate (“Seller's Loan Assumption Processing Fees Cap”). In the event the Loan Assumption Processing Fees exceed the aggregate of Buyer's Loan Assumption Processing Fees Cap and Seller's Loan Assumption Processing Fees Cap (“Excess Loan Assumption Processing Fees”), then Seller and Buyer shall each have the right, but not the obligation, to pay all of such Excess Loan Assumption Processing Fees. In the event neither Seller nor Buyer elect to pay all of such Excess Loan Assumption Processing Fees, then neither Seller nor Buyer shall be deemed to be in default of their respective obligations under this Agreement solely as a result thereof and, in such a case, either Seller or Buyer may elect to terminate this Agreement pursuant to the provisions of Section 8.5 hereof.
On the Closing, (i) Buyer shall assume the outstanding balance of principal owing under the Loan as of the Proration Date (“Loan Principal Balance”) and execute all Loan Assumption Documents to be executed by Buyer, subject to Section 2.3(a)(iv), (ii) Buyer shall pay the Loan Assumption Fee, (iii) all reserves and reserve accounts maintained by Lender on behalf of Seller in connection with the Loan shall be assigned by Seller to Buyer, and Seller shall receive a credit at Closing with respect to the amounts so assigned pursuant to the provisions of Section 11.2(a)(iii) hereof (unless and to the extent Lender returns the existing reserves to Seller), and (v) all interest and other sums owing under the Loan as of the Proration Date (excluding principal), shall be prorated between Seller and Buyer pursuant to Section 11.2(a)(ii) hereof.
In the event Seller fails to satisfy any of its obligations pursuant to this Section 2.3(b), then such failure shall be deemed to constitute a default by Seller of its obligations under this Agreement and the provisions of Section 8.6(a) shall govern. In the event that Buyer fails to satisfy any of its obligations pursuant to this Section 2.3(b), then such failure shall be deemed to constitute a default by Buyer of its obligations under this Agreement and the provisions of Section 8.6(b) hereof shall govern.
Each party's obligations to pay Loan Assumption Processing Fees as set forth herein shall survive any termination of this Agreement.
Section 2.4Cash Purchase Price. The cash purchase price for the Property (“Cash Purchase Price”) shall be an amount equal to the Purchase Price less the Loan Principal Balance, subject to any adjustments and prorations as may be provided for in this Agreement, including, without limitation, Article 11 hereof.

a.Initial Deposit. Within two (2) Business Days following the Effective Date, Buyer shall deposit into Escrow the sum of One Million Six Hundred Fifteen Thousand Seven Hundred Fifty

Dollars ($1,615,750.00), in the form of Cash, which amount shall serve as an earnest money deposit (“Initial Deposit”). Buyer may direct Escrow Agent to invest the Initial Deposit in one or more interest bearing accounts with a federally insured state or national bank located in Hawaii designated by Buyer and approved by Escrow Agent. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Initial Deposit shall be applied as a credit towards the payment of the Purchase Price; and (ii) all interest that accrues on the Initial Deposit while in Escrow Agent's control shall belong to Buyer. Buyer shall complete, execute and deliver to Escrow Agent a W-9 Form, stating Buyer's taxpayer identification number, at the time of delivery of the Initial Deposit. All references in this Agreement to the “Initial Deposit” shall mean the Initial Deposit and any and all interest that accrues thereon while in Escrow Agent's control. Escrow Agent shall promptly notify Seller of its receipt of the Initial Deposit.

b.Independent Consideration. A portion of the Initial Deposit, in the amount of One Hundred Dollars ($100.00) (the “Independent Consideration”), shall be earned by Seller upon execution and delivery of this Agreement by Seller and Buyer. The Independent Consideration represents adequate bargained for consideration for Seller's execution and delivery of this Agreement, Buyer's right to conduct its due diligence investigation of the Property and Buyer's right to terminate this Agreement on or before the expiration of the Investigation Period in connection with Buyer's due diligence investigation. The Independent Consideration is in addition to and independent of any other consideration or payment provided for herein and is non-refundable in all events. The Independent Consideration shall be released by Escrow Agent to Seller upon Escrow Agent's receipt of the Initial Deposit. At Closing, Buyer shall be entitled to receive a credit against the Purchase Price in the amount of the Independent Consideration.

c.Closing Deposit. The Cash Purchase Price, less the Initial Deposit (“Closing Deposit”), shall be paid by Buyer to Escrow Agent in the form of Cash, pursuant to Section 7.1 hereof, and distributed by Escrow Agent to Seller on the Closing, in accordance with the provisions of this Agreement.

Section 2.5Survival. The provisions of this Article 2 shall survive the Closing.

ARTICLE 3
ESCROW
Within two (2) Business Days following the Effective Date, Buyer and Seller shall open an escrow (“Escrow”) with Escrow Agent by Buyer timely depositing with Escrow Agent the Initial Deposit; which Escrow Agent shall hold in accordance with Article 12 hereof (the “General Provisions”). The date of such delivery shall constitute the opening of Escrow and upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Agent, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow, if any. Additionally, Seller and Buyer hereby agree to promptly execute and deliver to Escrow Agent any additional or supplementary escrow instructions as may be necessary or convenient to consummate the transactions contemplated by this Agreement provided, however, that such additional or supplemental escrow instructions shall not supersede this Agreement, and in all cases this Agreement shall control, unless such additional or supplemental escrow instructions expressly provide otherwise.
ARTICLE 4
ACKNOWLEDGMENT OF BUYER INVESTIGATIONS; NEW TITLE EXCEPTIONS

Section 4.1Acknowledgment of Buyer Investigations. Buyer acknowledges and agrees that, prior to the Effective Date and pursuant to that certain Access and Indemnification Agreement dated as of October 31, 2011, by and between Ground Lessee and Buyer, as amended, Buyer had the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer's purchase thereof including, without limitation, the matters described in this Section 4.1. Subject to the terms and conditions set forth in this Agreement, Buyer has accepted the Property and all matters pertaining to the Property and hereby expressly waives any due diligence contingency with respect to Buyer's purchase of the Property. From and after the Effective Date, Buyer shall have the right to continue to conduct and complete an investigation of all matters pertaining to the Property, subject to the limitations set forth in Section 4.1(d) hereof; provided, however, that, under no circumstance shall Buyer be afforded any additional rights under this Agreement, the Transaction Documents or otherwise as a result of such continuing investigation.

a.Seller's Deliveries. Buyer acknowledges that prior to the Effective Date Seller: (i) delivered or caused to be delivered to Buyer; and/or (ii) made available to Buyer for Buyer's review on the electronic “war room” created for the Property, copies of: (A) the Ground Lease; (B) all Loan Documents, and (C) those documents, agreements and other information relating to the Property in Seller's actual possession or control, as listed on Schedule “1.0,” attached hereto and incorporated herein by reference (collectively, the “Seller's Deliveries”). Notwithstanding the foregoing, in no event shall the term “Seller's Deliveries” include any appraisals of the Property, any financial records or similar information concerning the Property (other than the Tenant Lease Financials (as defined in the Leasehold Interest Purchase Agreement)), any tax returns of Seller, or any other confidential or proprietary information concerning the Property, except as otherwise expressly provided herein (collectively, the “Confidential Information”). Buyer shall have the right to continue to conduct and complete an investigation of all matters pertaining to Seller's Deliveries and all other matters pertaining to the Property and Buyer's acquisition thereof, subject to the limitations set forth in Section 4.1(d) hereof; provided, however, that under no circumstance shall Buyer be afforded any additional rights under this Agreement, the Transaction Documents or otherwise as a result of such continuing investigation. Seller shall endeavor to deliver to Buyer or make available to Buyer on the electronic “war room” created for the Property copies of other items reasonably requested by Buyer after the Effective Date to the extent the same are in Seller's possession or control (but specifically excluding any Confidential Information); provided, however, that in no event shall Seller be deemed to be in default of its obligations under this Section 4.1(a) for failing to provide any such additional items requested by Buyer.

All of Seller's Deliveries shall be in a form normally maintained by Seller as part of its ownership and operation of the Property. Seller shall have no obligation to place Seller's Deliveries into a separate or different format. Buyer acknowledges that to the extent reports included in Seller's Deliveries have been prepared or provided by persons or entities other than Seller (collectively, the “Third Party Reports”), including (to the extent included within Seller's Deliveries) surveys, title reports, property condition reports, soil studies, building plans, site plans, environmental assessments, traffic studies, tenant sales and financial reports (if any), and materials provided by Tenants or prior owners, they may contain information that is outdated, incomplete, or inaccurate. The fact that a certain type of report is included in the above list of examples does not, however, mean that such type of report is necessarily included within Seller's Deliveries. Buyer acknowledges and agrees that, except as may be expressly set forth in this Agreement and the Transaction Documents, Seller makes no representation or warranty as to the accuracy or completeness of the information contained in Seller's Deliveries or as to the information contained in any of the Third Party Reports. Buyer further acknowledges and agrees that Seller's Deliveries constitute only one source of information for Buyer to review as part of its inspection and investigation of the Property, and except with respect to Seller's representations and warranties regarding Seller's Deliveries set forth in this Agreement and the Transaction Documents, if any, Buyer expressly releases and waives any claim against Seller for the contents of Seller's Deliveries. Finally, Buyer acknowledges that, as of the Effective Date, it was provided with a sufficient opportunity to conduct and complete an investigation and inspection of all matters pertaining to the Property.

b.Preliminary Title Report and ALTA Survey. Prior to the Effective Date, Seller caused to be delivered to Buyer a preliminary title report prepared by Title Insurer covering the Real Property (the “Preliminary Title Report”), together with copies of all documents referred to as exceptions therein. Prior to the Effective Date, Buyer ordered and received an ALTA As-Built survey of the Real Property (the “ALTA Survey”), a copy of which has been delivered by Buyer to Seller.

The Real Property shall be conveyed by Seller to Buyer subject only to the following exceptions to title (collectively, the “Permitted Title Exceptions”):
i.The Loan and the Loan Documents.
ii.The terms and conditions of the Ground Lease, including without limitation, the rights of Ground Lessee thereunder (and anyone claiming by, through or under the Ground Lessee, including, without limitation, the rights and interests of tenants, as tenants only with no purchase options or rights of first refusal to purchase, pursuant to the Leases).
iii.Non-delinquent real and personal property taxes and assessments.
iv.Any lien voluntarily imposed by Buyer.
v.Any matters set forth on Schedule “4.1(b)(iv)” attached hereto.
vi.All New Title Exceptions approved (or deemed approved) by Buyer pursuant to Section 4.1(c) hereof.
vii.All other matters caused by Buyer.

c.New Title Exceptions. In the event that prior to the Closing, Buyer receives written notice from Seller, Escrow Agent, Title Insurer and/or any other Person of the existence of any new title exceptions or material survey matters actually affecting the Real Property, which new title exceptions or survey matters were not otherwise set forth or referred to in the Preliminary Title Report and/or in the ALTA Survey (“New Title Exceptions”), all such New Title Exceptions shall be deemed to constitute Permitted Title Exceptions for purposes of this Agreement, unless Buyer gives Seller written notice of Buyer's disapproval of such New Title Exceptions within five (5) Business Days (but in no event after the Closing) after the date of Buyer's receipt of written notice of the existence of the New Title Exceptions (“Disapproved New Title Exceptions Notice”). The Disapproved New Title Exceptions Notice shall list each item of dissatisfaction or objection in particular (each, a “Disapproved New Title Exception” and collectively, the “Disapproved New Title Exceptions”). Except for Monetary Obligations, Seller shall not be required to cause any of the Disapproved New Title Exceptions to be cured on or before the Closing. Notwithstanding the foregoing, in the event Buyer timely delivers to Seller a Disapproved New Title Exceptions Notice, Seller shall have the right, but not the obligation, in its sole discretion, to agree to endeavor to cure one or more of the Disapproved New Title Exceptions by delivering to Buyer written notice (the “Disapproved New Title Exceptions Cure Notice”) specifying Seller's election to endeavor to cure one or more of the Disapproved New Title Exceptions, as applicable, within five (5) Business Days (but in no event after the Closing) following Seller's receipt of Buyer's Disapproved New Title Exceptions Notice (the “Disapproved New Title Exceptions Cure Election Deadline”). If Seller fails to timely deliver a Disapproved New Title Exceptions Cure Notice to Buyer, then Seller shall be deemed to have elected not to endeavor to cure any of the Disapproved New Title Exceptions. In the event: (i) Buyer timely delivers to Seller a Disapproved New Title Exceptions Notice pursuant to this Section 4.1(c); and (ii) Seller elects (or is deemed to have elected) not to endeavor to cure one or more of the Disapproved New Title Exceptions pursuant to this Section 4.1(c), provided such Disapproved New Title Exceptions are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(c) hereof, then Seller shall not be in default under this Agreement and, in such a case, within three (3) Business Days (but in no event after the Closing) following the Disapproved New Title Exceptions Cure Election Deadline, Buyer may elect either: (A) to continue this Agreement in effect without modification and purchase and acquire the Property in accordance with, and subject to, the terms and conditions of this Agreement, subject to such Disapproved New Title Exceptions (in which case the Disapproved New Title Exceptions which Seller has elected (or is deemed to have elected) not to endeavor to cure shall be deemed to constitute Permitted Title Exceptions); or (B) to terminate this Agreement and the Escrow pursuant to Section 8.5(a) hereof. In the event Seller elects to endeavor to cure one or more of the Disapproved New Title Exceptions, a Disapproved New Title Exception shall be deemed to have been cured if: (1) Seller causes such item to be removed from record title to the Real Property (or, with respect to survey matters, cause such item to be removed from the Real Property) prior to the Disapproved New Title Exceptions Cure Deadline; (2) if Seller causes Title Insurer to issue the Title Policy without reflecting such item as an exception thereof in a manner reasonably approved by Buyer; or (3) Seller otherwise cures Buyer's objection in a manner reasonably approved by Seller and Buyer.

Following the timely receipt of a Disapproved New Title Exceptions Notice from Buyer, if Seller timely delivers a Disapproved New Title Exceptions Cure Notice to Buyer, Seller shall have until the Disapproved New Title Exceptions Cure Deadline to cure the applicable Disapproved New Title Exceptions. In the event Seller cures one or more Disapproved New Title Exceptions that Seller has elected to endeavor to cure on or before the Disapproved New Title Exceptions Cure Deadline, then Seller shall deliver written notice to Buyer specifying those Disapproved New Title Exceptions that Seller has cured and those Disapproved New Title Exceptions that Seller has not been able to cure (“Disapproved New Title Exceptions Cure Completion Notice”). In the event Seller fails to timely cure any Disapproved New Title Exceptions that Seller has elected to endeavor to cure on or before the Disapproved New Title Exceptions Cure Deadline, provided such Disapproved New Title Exceptions are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(c) hereof, then Seller shall not be in default under this Agreement and, in such a case, Buyer may elect, no later than two (2) Business Days following the Disapproved New Title Exceptions Cure Deadline, to either: (x) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with, and subject to, the terms and conditions of this Agreement, subject to the Disapproved New Title Exceptions which Seller elected to endeavor to cure and failed to timely cure (which Disapproved New Title Exceptions will be deemed to constitute Permitted Title Exceptions); or (y) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof, unless such Disapproved New Title Exceptions are the result of a breach by Seller of Section 5.1(c) hereof, in which case the provisions of Section 8.6(a) hereof shall govern. Notwithstanding any provision in this Agreement to the contrary, pursuant to Section 5.1(c) hereof, Seller shall be obligated to cure all Monetary Obligations of record against the Property on or before the Closing.
d.Physical Inspection. Subject to the limitations set forth in this Section 4.1(d), Buyer shall have the right, at all times after the Effective Date, at Buyer's expense, to continue to make inspections of the Property and all matters relating thereto; provided, however, that under no circumstance shall Buyer be afforded any additional rights under this Agreement, the Transaction Documents or otherwise as a result of such continuing investigation. In connection with the foregoing, subject to Buyer delivering to Seller a minimum of one (1) Business Day's advance notice (which notice may be delivered telephonically or by e-mail to Lawrence J. Taff), Buyer and its agents, contractors and subcontractors shall have the right to enter upon the Real Property, at reasonable times during ordinary business hours to make inspections and tests as Buyer deems reasonably necessary and which may be accomplished without causing any material damage to the Property. Buyer shall contact Lawrence J. Taff at (808) 521-7444, in advance to schedule all such on-site inspections. Buyer shall observe all appropriate safety precautions in conducting any such inspections of the Property. Notwithstanding the foregoing, in no event shall Buyer, its agents, contractors or subcontractors conduct any environmental or physically invasive testing on the Real Property without Seller's prior written approval, which approval may be granted or withheld in the sole and absolute discretion of Seller. Buyer agrees that its inspection rights hereunder shall be subject to the rights of tenants occupying the Real Property and the rights held under easements and other documents recorded against the Real Property and that Buyer shall not unreasonably interfere with or interrupt any Tenant, occupant or invitee of the Real Property in making such inspections or tests. Prior to such entry upon the Real Property, Buyer shall deliver to Seller a certificate of insurance evidencing that Buyer, and its agents, contractors and subcontractors, have procured commercial general liability insurance coverage for bodily injury and property damage in an amount of at least One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in excess umbrella liability insurance coverage, naming Seller as an additional insured under such insurance, all of which shall be in form and substance reasonably satisfactory to Seller. Buyer shall not permit any liens or encumbrances to be placed against the Real Property in connection with Buyer's investigation and inspection of the Real Property and/or in connection with Buyer's activities on the Real Property, but in the event any such lien is placed against the Real Property, Buyer shall pay and discharge such lien within ten (10) Business Days after Buyer becomes aware of the attachment of such lien. Buyer hereby agrees to and shall indemnify, defend and hold harmless Seller and Seller's members, managers, partners, officers, directors, shareholders, employees, agents, representatives, invitees, Tenants, occupants, successors and assigns (collectively, “Seller's Representatives”), from and against any and all Losses arising out of Buyer's investigation and inspection of the Real Property and/or Buyer's and its contractors' and agents' activities on or about the Real Property conducted prior to and/or after the Effective Date, and/or any damage to the Real Property or personal injury resulting from any of the activities which Buyer conducts (or has conducted) on or about the Real Property, except to the extent such Losses arise out of the negligence or willful misconduct of Seller or Seller's Representatives or the mere discovery by Buyer of any pre-existing condition on the Real Property, except to the extent the negligence or willful misconduct of Buyer or its representatives released or exacerbated such pre-existing condition on the Real Property prior to such investigations. Buyer further hereby covenants and agrees to promptly repair any such damage to the Property caused by reason of Buyer's investigation or inspection of the Real Property and/or Buyer's activities on or about the Real Property; provided, however, that the scope and manner of such repair shall be subject to Seller's prior reasonable approval.

Furthermore, Buyer shall not contact or have any discussions with any Tenants without: (i) first giving Seller prior notice (which notice may be delivered telephonically or by e-mail to Lawrence J. Taff); and (ii) giving Seller a reasonable opportunity to be present, in person or by telephone, during such discussions. Except in connection with the preparation of a so-called “Phase I” environmental report or a so-called “zoning report” with respect to the Property, Buyer will also not contact the city, county or any other governmental agencies without first giving Seller reasonable prior notice (which notice may be delivered telephonically or by e-mail to Lawrence J. Taff) and a reasonable opportunity to be present during or participate in such discussions. Buyer shall contact Lawrence J. Taff at (808) 521-7444, to schedule all such meetings and discussions. Buyer acknowledges and agrees that it is being afforded an adequate opportunity to conduct a comprehensive investigation and review of the Property.
The covenants, agreements and obligations of Buyer set forth in this Section 4.1(d) shall survive the termination of this Agreement and the Closing, as applicable.
Section 4.2Intentionally Deleted.

Section 4.3Return of Seller's Deliveries. Upon any termination of this Agreement and the Escrow, Buyer shall cause to be returned to Seller, at Seller's request, all items representing Seller's Deliveries that were previously delivered by Seller to Buyer pursuant to this Agreement.

Section 4.4Confidentiality. Prior to the Closing, all information provided by Seller to Buyer or obtained by Buyer relating to the Property in the course of Buyer's inspection, including, without limitation,

Seller's Deliveries and Buyer's Due Diligence Documentation (collectively, the “Information”), shall be treated as confidential by Buyer. Prior to the Closing, Buyer agrees not to transmit the Information other than: (a) to such of its attorneys, accountants, officers, directors, members, employees, consultants, representatives, equity investors, lenders, potential lenders, underwriters and potential underwriters who need to know the Information (collectively, the “Representatives”), and Buyer shall advise such Representatives as to the confidentiality of such Information; (b) as may be required by law, (c) to the extent Buyer determines appropriate, after consultation with counsel, in any prospectus, report or other filing made by Buyer or its affiliates with the United States Securities and Exchange Commission or any stock exchange to which Buyer or any affiliate is subject and any press releases related thereto, provided such prospectus, report or other filing or any press release shall not disclose the name of Seller or Ground Lessee and shall be in a format consistent with Buyer's customary past practices; (d) in connection with the exercise of its rights under this Agreement; and (e) as contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that all leasing information, including Tenants, Lease terms, expiration dates and other terms and conditions shall be deemed confidential Information, and shall not be used by Buyer or its Representatives to solicit tenants to move from the Property. Without limiting the foregoing, in the event the Closing does not take place for any reason, then Buyer shall maintain the confidentiality of such Information in accordance with the above provisions and upon Seller's request, shall return to Seller any written Information in addition to Seller's Deliveries in the manner provided in Section 4.3 hereof. As used herein, the term “Information” shall not include any information: (i) disclosed by Buyer under court order or other lawful compulsory process, provided that Seller is given notice thereof as soon as practicable and an opportunity to challenge the basis for such disclosure; (ii) information in the public domain (in other words, available to the general public and not to a particular Party) at the time it is disclosed or becomes publicly available after disclosure other than by breach of this Agreement; and (iii) information independently known and/or lawfully developed by Buyer without reference to the Information.
Prior to the Closing, except as provided above, or pursuant to events described above, neither Seller nor Buyer nor any of their respective attorneys, accountants, officers, directors, members, employees, consultants, investors or lenders shall make any press releases or other public communications relating to the transactions contemplated by this Agreement without the prior written approval of the other Party, which approval shall be granted or withheld in such Party's sole and absolute discretion; further except, to the extent Seller determines appropriate, after consultation with counsel, in connection with or relating to any prospectus, report or other filing made by Seller or its affiliates with the United States Securities and Exchange Commission or any stock exchange to which Seller or any affiliate is subject, provided such press release or public communication shall not disclose the name of Buyer except as required by applicable law. Without limiting the foregoing, except as required by applicable law, neither Party shall disclose the identity of the other Party to any third party (other than Lender and representatives of Seller or Buyer, as applicable, who agree to be bound by the terms of this Section 4.4) without the prior written consent of the other Party, which consent may be withheld in such Party's sole and absolute discretion. Seller and Buyer each hereby acknowledge that the United States securities laws prohibit any person who has received from the issuer of such securities material, nonpublic information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information, and each Party hereby agrees for the benefit of the other Party and its affiliates to be bound by such prohibitions. Neither Party expresses a view as to whether or not any portion or all of the information regarding this Agreement and the transaction contemplated hereby constitutes, or in the future may constitute, material, nonpublic information with respect to Buyer and its affiliates or with respect to Seller and its affiliates.
Section 4.5    Survival. The covenants, agreements and obligations of Buyer and Seller set forth in this Article 4 shall survive the Closing or any prior termination of this Agreement.

ARTICLE 5
PRE-CLOSING OBLIGATIONS OF SELLER and BUYER

Section 5.1Seller's Pre-Closing Obligations. Seller hereby covenants and agrees as follows:

a.Operations. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall operate, manage and maintain the Property substantially in accordance with Seller's customary past practices.

b.Agreements. During the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not enter into, terminate, amend or modify any Permitted Title Exceptions or any other agreements with respect to the Property which would encumber or be binding on Buyer or the Property from and after the Closing Date, without in each instance obtaining the prior written consent of Buyer in each instance, which consent shall not be unreasonably withheld or conditioned.

c.Monetary Obligations. Seller shall satisfy all Monetary Obligations of record against the Property on or before the Closing Date.

d.Ground Lease. During the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not amend or modify the Ground Lease without the prior written consent of Buyer in each instance, which consent may be withheld in Buyer's sole and absolute discretion. No later than ten (10) Business Days prior to the Closing Date (the “Ground Lessee Estoppel Deadline”), Seller shall deliver to Buyer an estoppel certificate from the Ground Lessee in the form attached hereto as Exhibit “G” (the “Ground Lessee Estoppel Certificate”). The Ground Lessee Estoppel Certificate shall be duly executed by the Ground Lessee and shall be dated no earlier than thirty (30) Calendar Days prior to the Closing Date.

i.Approval or Disapproval of Ground Lessee Estoppel Certificate. Buyer shall have the right to review and approve or disapprove the Ground Lessee Estoppel Certificate subject to, and in accordance with, the provisions of this Section 5.1(d) hereof. Buyer shall neither unreasonably withhold its approval of, nor unreasonably disapprove of, the Ground Lessee Estoppel Certificate. In connection with the foregoing: (a) with regard to the form of the Ground Lessee Estoppel Certificate, in the event the Ground Lessee Estoppel Certificate is in the form required pursuant to the provisions of Section 5.1(d) hereof, Buyer shall not have the right to disapprove of or object to the form of the Ground Lessee Estoppel Certificate; and (b) with regard to the content contained in the Ground Lessee Estoppel Certificate, Buyer shall not have the right to disapprove of or object to the Ground Lessee Estoppel Certificate, unless: (1) the Ground Lessee Estoppel Certificate is not properly executed or dated (or is dated prior to the date specified in Section 5.1(d) hereof); (2) the Ground Lessee Estoppel Certificate provides that there exists an uncured default by any party to the Ground Lease; (3) there is an inconsistency between any term or condition of the Ground Lease and the matters reflected in the Ground Lessee Estoppel Certificate, as stated therein; or (4) there is an inconsistency between the information contained in the Ground Lease as included with Seller's Deliveries and the information contained in the Ground Lessee Estoppel Certificate, (each an “Estoppel Objection Matter” and collectively, the “Estoppel Objection Matters”). If Buyer disapproves the Ground Lessee Estoppel Certificate based on the existence of one or more Estoppel Objection Matters, then Buyer may deliver to Seller written notice describing in reasonable detail the nature of such Estoppel Objection Matter(s) (“Estoppel Objection Notice”) within five (5) Business Days following Buyer's receipt of the Ground Lessee Estoppel Certificate. Unless Seller receives an Estoppel Objection Notice within such five (5) Business

Day period, Buyer shall be deemed to have approved the Ground Lessee Estoppel Certificate. If Seller timely receives an Estoppel Objection Notice within such five (5) Business Day period, then Seller may, but shall not be obligated to, agree to endeavor to cure some or all of the Estoppel Objection Matters described in such Estoppel Objection Notice by delivering written notice (“Estoppel Cure Notice”) to Buyer of Seller's election to endeavor to cure some or all of the Estoppel Objection Matters within two (2) Business Days following the receipt by Seller of Buyer's Estoppel Objection Notice (the “Estoppel Cure Election Deadline”). If Seller fails to timely deliver to Buyer Seller's Estoppel Cure Notice prior to the Estoppel Cure Election Deadline, then Seller shall be deemed to have elected not to endeavor to cure any Estoppel Objection Matters. In the event (A) Buyer timely delivers to Seller a Estoppel Objection Notice pursuant to this Section 5.1(d)(i) hereof, and (B) Seller elects (or is deemed to have elected) not to endeavor to cure one or more of the Estoppel Objection Matters pursuant to this Section 5.1(d)(i) hereof, provided such Estoppel Objection Matters are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(c) hereof, then Seller shall not be in default under this Agreement and, in such a case, within three (3) Business Days following the Estoppel Cure Election Deadline, Buyer may elect either: (I) to continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Estoppel Objection Matters; or (II) to terminate this Agreement and the Escrow pursuant to Section 8.5(a) hereof.

ii.If Seller timely elects to endeavor to cure one or more of the Estoppel Objection Matters, then Seller shall have until the Estoppel Cure Deadline to cure such Estoppel Objection Matters that Seller has committed to endeavor to cure in a manner reasonably acceptable to Buyer, and shall pay all costs associated with such cure. If Seller cures one or more Estoppel Objection Matters in a manner reasonably acceptable to Buyer that Seller has elected to endeavor to cure on or before the Estoppel Cure Deadline, then Seller shall deliver written notice to Buyer specifying those Estoppel Objection Matters that Seller has cured and those Estoppel Objection Matters that Seller will no longer endeavor to cure, if any (“Estoppel Cure Completion Notice”).

iii.Estoppel Remedies. If Seller fails to cure an Estoppel Objection Matter in a manner reasonably acceptable to Buyer that Seller has elected to endeavor to cure by the Estoppel Cure Deadline, then Seller shall not be in default under this Agreement and, in such a case, Buyer may elect, no later than 12:00 p.m. on the date that is three (3) Business Days following the Estoppel Cure Deadline, to either: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Estoppel Objection Matters; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof.

ARTICLE 6
SELLER'S DELIVERIES

Section 6.1Seller's Deliveries at Closing. On or before the Closing Date, Seller shall deliver to Escrow Agent the items described in this Section 6.1.

a.Deed. Three (3) sets of counterpart originals of the Deed, duly executed by Seller.

b.Conveyance Tax Certificate. One (1) original of a conveyance tax certificate to accompany the Deed (the “Conveyance Tax Certificate”), duly executed by Seller.

c.Bill of Sale. One (1) original of the Bill of Sale, duly executed by Seller.

d.Certificates of Non-Foreign Status. One (1) original of each of the Certificates of Non-Foreign Status, duly executed and acknowledged by Seller.

e.Seller's Certificate. One (1) original of the Seller's Certificate, duly executed by Seller.

f.Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Seller.

g.Loan Assumption Documents. Three (3) counterpart originals (or as many counterparts as Lender may require) of the Loan Assumption Documents, duly executed and acknowledged, where applicable, by Seller.

h.Seller's Charges. All charges to Seller at Closing may, as Seller directs, be paid from Seller's proceeds at Closing.

i.Evidence of Authority. To the extent reasonably required by the Title Insurer and/or Escrow Agent, as applicable, evidence that Seller and those acting for Seller have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, (i) certified copies of the corporate, limited liability company, partnership or other resolutions authorizing the transaction contemplated by this Agreement, (ii) certified copies of the Operating Agreement and By-Laws of Seller, and (iii) good standing certificates of Seller, issued by the State of Delaware and State of Hawaii.

j.Seller's Closing Statement. Seller's Closing Statement, duly executed by Seller.

k.Title Affidavit and Other Documents. An owner's affidavit and gap indemnity, in the form attached hereto as Exhibit “H”, to be effective only upon Seller's receipt of the Cash Purchase Price (subject to any adjustments and apportionments as may be provided for in this Agreement) in order to, among other things, effect Closing hereunder no more than one (1) Business Day prior to the recording of the Deed and the other applicable Transaction Documents.

l.Additional Documents. Such additional documents, instructions or other items as may be reasonably necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby including, without limitation, any state and local tax clearance certificates, and any bulk sales reports required by Hawaii Revised Statutes 237-43).

Section 6.2    Seller's Deliveries Post Closing. Within three (3) Calendar Days following the Closing, Seller shall deliver to Buyer the items described in this Section 6.2.

a.Ground Lease, Intangible Property and Permits and Entitlements. Originals or copies of the Ground Lease and all of the Intangible Property and Permits and Entitlements, if any, including all amendments and guarantees relating thereto, to the extent the same are in Seller's possession and to the extent the same have not previously been delivered to Buyer.

b.Keys. All keys and security cards, if any, relating to the Real Property, and such additional documents, instructions or other items as may be necessary to operate any security systems on the Real Property, to the extent the same are in Seller's possession and to the extent the same have not previously been delivered to Buyer.

ARTICLE 7
BUYER'S DELIVERIES
On or before the Closing Date, Buyer shall deliver to Escrow Agent the items described in this Article 7.
Section 7.1Closing Deposit and Loan Assumption Fee. The Closing Deposit for the Property pursuant to Section 2.4(c) hereof, and the Loan Assumption Fee pursuant to Section 2.3(b) hereof.

Section 7.2Deed. Three (3) counterpart originals of the Deed, duly executed by Buyer.

Section 7.3Conveyance Tax Certificate. One (1) original of the Conveyance Tax Certificate, duly executed by Buyer.

Section 7.4Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Buyer.

Section 7.5Loan Assumption Documents. Three (3) counterpart originals (or so many counterparts as Lender may require) of the Loan Assumption Documents, duly executed and acknowledged, where applicable, by Buyer.

Section 7.6Buyer's Charges. Funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 11 hereof, in the form of Cash.

Section 7.7Evidence of Authority. To the extent reasonably required by the Title Insurer and/or Escrow Agent, as applicable, evidence that Buyer and those acting for Buyer have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, (i) certified copies of the corporate, limited liability company, partnership or other resolutions authorizing the transactions contemplated by this Agreement, (ii) certified copies of the charter documents and By-Laws of Buyer; and (iii) good standing certificates issued by the state of formation of Buyer.

Section 7.8Closing Statement. Buyer's Closing Statement, duly executed by Buyer.

Section 7.9Additional Documents. Such additional documents, instructions or other items as may be reasonably necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby including, without limitation, any state and local transfer tax forms.

ARTICLE 8
CONDITIONS TO CLOSING;
CLOSING; DEFAULT; REMEDIES

Section 8.1Conditions to Obligations of Buyer. The Closing of the transactions contemplated pursuant to this Agreement and Buyer's obligation to purchase the Property are subject to satisfaction, on or before the Closing Date, of all of the conditions set forth below. Seller hereby acknowledges and agrees that each of the conditions set forth in this Section 8.1 are for the benefit of Buyer and may only be waived by Buyer.
a.Delivery of Items. Seller shall have timely delivered (i) to Escrow Agent all of the items to be delivered by Seller pursuant to Section 6.1 hereof, and (ii) to Buyer the Ground Lessee Estoppel Certificate in accordance with Section 5.1(d).

b.Performance of Obligations. Seller shall have timely performed and satisfied all of the material obligations under this Agreement to be performed by Seller prior to the Closing.

c.Title Policy. Title Insurer is committed to issue an American Land Title Association Owner's Policy of Title Insurance with Extended Coverage (ALTA Form 2006), or its stated equivalent (“Title Policy”), from Title Insurer in the form of the pro forma policy obtained by Buyer prior to the Effective Date (a copy of which shall be delivered to Seller), with liability in the amount of the Purchase Price, insuring that title to the Real Property is vested in Buyer, subject only to the Permitted Title Exceptions.

d.Litigation. No suit, action, claim or other proceeding shall have been instituted against Seller which results, or reasonably might be expected to result, in the transactions contemplated by this Agreement being enjoined or declared unlawful, in any lien attaching to or against the Property and/or in any material liabilities or obligations being imposed upon Buyer or the Property, other than the Permitted Title Exceptions.

e.Damage or Destruction. There shall have been no Material Loss.

f.Condemnation Proceeding. No Material Taking shall have been commenced or threatened (in writing) against all or any portion of the Real Property.

g.Loan Assumption Conditions. All of the Loan Assumption Conditions shall have been satisfied.

h.Representations and Warranties. All representations and warranties of Seller made herein shall be true, correct and complete in all material respects on and as of the Closing Date, as if such representations and warranties were first made on the Closing Date.

i.Concurrent Closing. Ground Lessee shall have performed all obligations required to be performed by Ground Lessee pursuant to the Leasehold Interest Purchase Agreement in accordance with the terms thereof and the transaction contemplated in the Leasehold Interest Purchase Agreement will close concurrently with the Closing hereof.

j.Lender's Consent to Sale. Seller shall have delivered to Buyer written evidence of the consent of Lender to the sale of the Property by Seller to Buyer pursuant to the terms and conditions set forth in this Agreement, which consent shall be in form and substance reasonably acceptable to Buyer (“Lender's Consent to Sale”).

Buyer may waive any of the conditions set forth in Section 8.1; provided, however, that Buyer shall not be entitled to waive the condition of satisfaction of receipt of Lender's Consent or the condition of concurrent closing under the Leasehold Interest Purchase Agreement. Without limiting the foregoing, Escrow Agent shall assume that each of the conditions set forth in Section 8.1(b) hereof shall have been satisfied as of the Closing Date, unless Buyer shall have given written notice to the contrary to Escrow Agent prior to the Closing.
Section 8.2Conditions to Obligations of Seller. The Closing of the transactions contemplated pursuant to this Agreement and the obligation of Seller to sell, convey, assign, transfer and deliver the Property to Buyer are subject to satisfaction, on or before the Closing Date, of all of the conditions set forth below. Buyer hereby acknowledges and agrees that each of the conditions set forth in this Section 8.2 are for the benefit of Seller and may only be waived by Seller.

a.Delivery of Items. Buyer shall have timely delivered to Escrow Agent all of the items to be delivered by Buyer pursuant to Article 7 hereof.

b.Performance of Obligations. Buyer shall have timely performed and satisfied all of the material obligations of Buyer under this Agreement to be performed by Buyer prior to the Closing.

c.Loan Assumption Conditions. All of the Loan Assumption Conditions shall have been satisfied.

d.Representations and Warranties. All representations and warranties of Buyer made herein shall be true, correct and complete in all material respects on and as of the Closing Date, as if such representations and warranties were first made on the Closing Date.

e.Concurrent Closing. Buyer or Buyer's affiliate shall have performed all obligations required to be performed by Buyer or Buyer's affiliate pursuant to the Leasehold Interest Purchase Agreement in accordance with the terms thereof and the transaction contemplated in the Leasehold Interest Purchase Agreement will close concurrently with the Closing hereof.

f.Lender's Consent to Sale. Seller shall have obtained in writing the Lender's Consent to Sale.

Seller may waive any of the conditions precedent set forth in this Section 8.2; provided, however, that Seller may not waive the condition of receipt of Lender's Consent or the condition of concurrent closing under the Leasehold Interest Purchase Agreement. Without limiting the foregoing, Escrow Agent shall assume that each of the conditions set forth in Section 8.2(b) shall have been satisfied as of the Closing Date, unless Seller shall have given written notice to the contrary to Escrow Agent prior to the Closing.
Section 8.3Casualty; Condemnation Proceeding

a.Material Loss; Condemnation Proceeding. In the event that, prior to the Closing, the Real Property suffers (i) any damage, loss or destruction, or (ii) Seller shall receive written notice of any eminent domain or condemnation proceeding, Seller shall immediately notify Buyer of such damage, loss, destruction or eminent domain or condemnation proceeding. If any such damage, loss or destruction amounts to a Material Loss or any such eminent domain or condemnation amounts to a Material Taking, Buyer shall have the right to (i) terminate this Agreement and the Escrow pursuant to the terms of Section 8.5(a) hereof; or (ii) accept the Property in its then existing condition and purchase and acquire the Property in accordance with, and subject to, the terms and conditions of this Agreement, subject to the terms and conditions described in this Section 8.3. In the event of a Material Loss, if Buyer exercises its right to purchase and acquire the Property in its present condition, Buyer shall not be entitled to an offset, credit or reduction in the Purchase Price however, Seller shall assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller in connection with such Material Loss and shall pay to Buyer the amount of any applicable deductible. In the event of a Material Taking, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any amount of compensation, awards or other payments or relief previously paid or payable to Seller resulting from such Material Taking. Buyer's termination right or Buyer's acceptance right shall be exercised by written notice to Seller within thirty (30) Calendar Days (but in no event later than the Closing) after Buyer receives written notice from Seller of the occurrence of the Material Loss or Material Taking.

b.Non-Material Loss. In the event that, prior to the Closing, the Real Property shall suffer a Non-Material Loss or an eminent domain or condemnation proceeding not amounting to a Material Taking (a “Minor Taking”), Buyer shall be obligated to purchase the Property (in its then existing condition) in accordance with, and subject to, the terms and conditions of this Agreement, subject to the terms and conditions of this Section 8.3(b). In the event of a Non-Material Loss, Seller shall assign to Buyer on the Closing any and all casualty insurance proceeds, if any, previously paid or payable to Seller in connection with Non-Material Loss and shall pay to Buyer the amount of any applicable deductible. In the event of a Minor Taking, Seller shall pay or assign to Buyer on the Closing any amount of compensation, awards or other payments or relief previously paid or payable to Seller resulting from such Minor Taking.

Section 8.4Closing. In the event all of the conditions set forth in this Article 8 are timely satisfied (or waived in writing by Buyer or Seller, as applicable), Seller and Buyer shall take such action as may be required to cause the purchase and sale of the Property to be consummated (the “Closing”) in accordance with this Agreement on or before the date that is ten (10) Business Days after Seller's and Buyer's receipt of the Lender's Consent (the “Scheduled Closing Date”); provided, however, (i) if the Leasehold Interest Closing Date is later than the Scheduled Closing Date under this Agreement, the Closing shall take place on the Leasehold Interest Closing Date, (ii) in no event shall the Closing take place later than June 30, 2012 (“Outside Closing Date”), and (iii) the Closing may take place prior to recordation of the Transaction Documents that are to be recorded, not to exceed, however, more than one (1) Business Day prior to such recordation. The date on which the Closing shall take place pursuant to this section is referred to herein as the “Closing Date”. The Closing shall take place through an escrow closing at the offices of Escrow Agent, pursuant to which neither Party has to be physically present, or at such other location or through such other escrow arrangements as may be mutually agreed upon by Seller and Buyer.

Section 8.5Failure of Conditions to Closing; No Default by Seller or Buyer.

a.Failure of Buyer's Closing Conditions. In the event one or more of Buyer's conditions to the Closing set forth in Section 8.1 hereof are not satisfied or otherwise waived by Buyer on or before the Closing Date or the Closing Date fails to occur on or before the Outside Closing Date, and the failure of such conditions to be satisfied, or Closing to occur, is not a result of a default by Seller or Buyer addressed in Section 8.6 hereof, then Buyer shall have the right to terminate this Agreement and the Escrow by giving written notice of such termination to Seller prior to the Closing. Upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 8.5(a), the provisions of Section 8.5(c) shall govern.

b.Failure of Seller's Closing Conditions. In the event one or more of Seller's conditions to the Closing set forth in Section 8.2 hereof are not satisfied or otherwise waived by Seller on or before the Closing Date or the Closing Date fails to occur on or before the Outside Closing Date, and the failure of such conditions to be satisfied, or Closing to occur, is not a result of a default by Seller or Buyer addressed in Section 8.6 hereof, then Seller shall have the right to terminate this Agreement and the Escrow by giving written notice of termination to Buyer prior to the Closing. Upon any election by Seller to terminate this Agreement and the Escrow pursuant to this Section 8.5(b), the provisions of Section 8.5(c) hereof shall govern.

c.Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.5, or in the event the Leasehold Interest Purchase Agreement is terminated by either party thereto in accordance with

Section 8.5 thereof, then: (i) this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement); (ii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow; and (iii) the Escrow Agent shall promptly return the Initial Deposit (less the Independent Consideration) to Buyer. Any escrow cancellation, title cancellation and other cancellation charges shall be borne equally by Seller and Buyer.

Section 8.6Failure of Conditions to Closing; Default by Seller or Buyer. In the event either Seller or Buyer shall fail to perform any of the material covenants and agreements contained herein to be performed by such Party prior to Closing, then the non-breaching Party may elect the applicable following remedies set forth in this Section 8.6, which remedies shall constitute the sole and exclusive remedies of the non-breaching Party with respect to a default by the other Party under this Agreement occurring prior to Closing.

a.Remedies of Buyer. In the event Buyer is the non-breaching Party, as its sole and exclusive remedy, Buyer may elect to (i) terminate this Agreement and the Escrow by giving Seller written notice prior to the Closing describing Seller's default and setting forth Buyer's election to immediately terminate this Agreement and the Escrow, in which event this Agreement and the Escrow shall terminate, Escrow Agent shall promptly return the Initial Deposit to Buyer and Seller shall promptly reimburse Buyer for all out-of-pocket costs paid by Buyer to a third-party in connection with its due diligence of the Property, including without limitation, Loan Assumption Processing Fees and attorneys' fees; provided, however, in no event shall Seller be obligated to reimburse more than an aggregate total of Three Hundred Fifty Thousand Dollars ($350,000.00) to Buyer in connection with such expenses pursuant to this Section 8.6(a) hereof and to the buyer thereunder pursuant to Section 8.6(a) of the Leasehold Interest Purchase Agreement; or (ii) pursue a suit for specific performance; provided, however, if Buyer elects to bring a suit for specific performance but it is not available, then Buyer shall retain its rights under clause (i) above.

b.Remedies of Seller. In the event Seller is the non-breaching Party, as Seller's sole and exclusive remedy, Seller may elect to terminate this Agreement and the Escrow by giving Buyer written notice prior to the Closing describing Buyer's default and setting forth Seller's election to immediately terminate this Agreement and the Escrow. In the event Seller elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(b), the sole and exclusive remedy of Seller for Buyer's failure to Close the purchase of the Property shall be to receive the amount specified as liquidated damages pursuant to Section 8.6(c) hereof; provided that nothing herein shall limit the indemnity, repair and other obligations of Buyer pursuant to Section 4.1, Section 4.4 and Article 13 under this Agreement and/or Seller's remedies upon any breach by Buyer of said obligations.

c.SELLER'S LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT (OTHER THAN AS A RESULT OF BUYER'S ELECTION TO TERMINATE PURSUANT TO SECTIONS 8.5(a) OR 8.6(a) HEREOF, AND OTHER THAN IN THE CASE OF SELLER'S TERMINATION PURSUANT TO SECTION 8.5(b) HEREOF), BY REASON OF THE DEFAULT OF BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. IN SUCH A CASE, SELLER AND BUYER AGREE THAT IT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE THE AMOUNT OF DAMAGES OF SELLER AS A RESULT OF ANY SUCH BREACH BY BUYER, AND, ACCORDINGLY, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE INITIAL DEPOSIT AS LIQUIDATED DAMAGES IN THE EVENT OF A DEFAULT BY BUYER DUE TO BUYER'S FAILURE TO CLOSE THE PURCHASE OF THE PROPERTY AND THE PAYMENT OF SUCH LIQUIDATED DAMAGES TO SELLER SHALL CONSTITUTE THE

EXCLUSIVE REMEDY OF SELLER ON ACCOUNT OF THE DEFAULT BY BUYER.
___/s/ JRI_______________                _____/s/ DJH_____________
SELLER'S INITIALS                BUYER'S INITIALS
AS MATERIAL CONSIDERATION FOR EACH PARTY'S AGREEMENT TO THE PROVISIONS OF THIS SECTION 8.6(c), EACH PARTY HEREBY AGREES TO WAIVE ANY AND ALL RIGHTS WHATSOEVER TO CONTEST THE VALIDITY OF THIS SECTION 8.6(c) FOR ANY REASON WHATSOEVER INCLUDING, WITHOUT LIMITATION, THAT SUCH PROVISION WAS UNREASONABLE UNDER CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE.
THE FOREGOING WILL NOT LIMIT ANY RIGHTS OF SELLER TO BE INDEMNIFIED BY BUYER PURSUANT TO ANY PROVISION OF THIS AGREEMENT EXPRESSLY REFERRING TO BUYER'S DUTY TO INDEMNIFY OR HOLD SELLER HARMLESS, NOR WILL ANYTHING IN THIS SECTION LIMIT, QUALIFY OR OTHERWISE AFFECT THE RIGHTS OF SELLER AND THE OBLIGATIONS OF BUYER PURSUANT TO SECTION 4.1, SECTION 4.4 AND SECTION 13 HEREOF AND/OR SELLER'S REMEDIES UPON ANY BREACH BY BUYER OF SAID OBLIGATIONS, OR ANY RIGHT OR REMEDY OF SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER OCCURRING AFTER CLOSING, OR THE RIGHT OF SELLER TO RECEIVE ATTORNEYS' FEES AND COSTS, AS PROVIDED IN THIS AGREEMENT.
THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY.
d.Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.6, then this Agreement will automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement), Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow, and the Initial Deposit shall be paid in accordance with this Agreement. The breaching Party hereunder shall pay any and all escrow and title cancellation costs incurred in connection therewith.

e.No Personal Liability. Notwithstanding any provision in this Agreement to the contrary, there shall be no personal liability to the members, managers, officers, agents, representatives or employees of Seller or Buyer arising out of or in any way relating to the covenants, obligations, representations, warranties and/or agreements of Seller or Buyer, as applicable, as set forth in this Agreement and/or in any of the Transaction Documents. Seller and Buyer acknowledge and agree that the limits and restrictions set forth in this Section have been specifically negotiated and agreed upon by and between Seller and Buyer and that neither Seller nor Buyer would be willing to enter into this Agreement without each other's agreement to these restrictions and that the same are therefore binding and effective upon Seller and Buyer and their respective successors and assigns.

f.Seller's Post-Closing Default; Buyer's Remedies. Notwithstanding any provision in this Agreement or in any of the Transaction Documents to the contrary, after the Closing, Seller shall not have any liability for the breach of any covenant, agreement, obligation, representation or warranty of Seller under this Agreement or in any of the Transaction Documents (excluding breaches of Seller's obligations under Article 11 hereof), unless the valid claims for all such breaches are collectively more than Fifty Thousand Dollars ($50,000.00), in the aggregate, in which event Seller shall be liable for all such claims from the first dollar, provided, however, the maximum aggregate liability of Seller as a result of the breach by Seller of any covenants, agreements, obligations, representations and/or warranties of Seller under this Agreement, under the Transaction Documents, and under the Leasehold Interest Purchase Agreement and the “Transaction Documents” thereunder, shall not exceed the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), in the aggregate. Buyer acknowledges and agrees that the limits and restrictions set forth in this Section have been specifically negotiated and agreed upon by and between Seller and Buyer and that Seller would not be willing to enter into this Agreement without Buyer's agreement to these restrictions and that the same are therefore binding and effective upon Buyer and its successors and assigns. The limits contained in this Section 8.6(f) shall not apply or limit Buyer's right to collect all costs and expenses pursuant to Section 14.8.

g.Post-Closing Remedies of Seller. If after the Closing, Buyer fails to perform its obligations which expressly survive the Closing pursuant to this Agreement, including Buyer's obligations to indemnify Seller, then Seller may exercise any remedies available to it at law or in equity, in any order it deems appropriate in its sole and absolute discretion. In such event, the liquidated damages provisions contained in Sections 8.6(b) and (c) will not apply to nor limit nor be an offset against Seller's recoverable damages.
h.No Consequential, Incidental or Punitive Damages. Each Party further hereby agrees, except as provided in the last sentence of this Section, as to any relief it may seek for the other Party's default or breach hereunder, it shall not have the right to seek or claim, and shall not seek, claim, demand, bring suit for or pray for any relief in the nature of consequential, incidental, punitive, exemplary or statutory damages in the event of any breach of this Agreement and/or any of the Transaction Documents by the other Party, whether occurring before or after Closing, which excluded damages include, without limitation, any claim for “lost opportunities,” “changes in markets,” “loss of tax benefits,” or the like. Nothing in this Section is intended to contradict or bar a Party's right to damages or compensation in accordance with any provision in Sections 8.6(a), (b), (c), (f) or (g) hereof or the right to recover attorneys' fees pursuant to Section 14.8 hereof, whether or not such damages or compensation might otherwise be characterized as “consequential” or “incidental” damages.

i.Cross Default. This Agreement and the Leasehold Interest Purchase Agreement are cross-defaulted with respect to any pre-closing default. Any pre-closing default by the buyer under the Leasehold Interest Purchase Agreement shall constitute a pre-closing default by Buyer under this Agreement, and any pre-closing default by the seller under the Leasehold Interest Purchase Agreement shall constitute a pre-closing default by Seller under this Agreement, entitling the non-breaching party to the remedies under this Section 8.6, as applicable, subject to the provisions of this Section 8.6. If the buyer under the Leasehold Interest Purchase Agreement terminates the Leasehold Interest Purchase Agreement pursuant to Section 8.6(a) thereunder due to a default by the seller thereunder, then this Agreement shall automatically terminate in accordance with Section 8.6 hereof, and pursuant to Section 8.6(a) hereof, the Initial Deposit shall be returned to Buyer and Seller shall promptly reimburse Buyer for out-of-pocket costs incurred by Buyer in connection with its due diligence of the Property, as provided in, and subject to, Section 8.6(a) hereof. If the seller under the Leasehold Interest Purchase Agreement terminates the Leasehold Interest Purchase Agreement pursuant to Section 8.6(b) thereunder due to a default by the buyer thereunder, then this Agreement shall automatically terminate in accordance with Section 8.6 hereof, and pursuant to Section 8.6(b) hereof, Seller shall receive the amount specified as liquidated damages pursuant to Section 8.6(c) hereof.

j.Survival. The provisions of this Article 8 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties as of the Effective Date, each of which is material and being relied upon by Buyer. The phrase “to Seller's knowledge” or similar language as used herein shall mean information actually known or disclosed to Lawrence J. Taff, the Executive Vice President of Operations in Honolulu, Hawaii, without any requirement of independent investigation having been made or any duty to investigate and shall not be deemed to include any implied, imputed or constructive knowledge of Seller or any other person or entity. There shall be no personal liability on the part of Lawrence J. Taff and/or any of the members, managers, officers, directors, shareholders, agents, representatives or employees of Seller or any of Seller's affiliates arising out of any representations or warranties made herein. In the event that subsequent to the Effective Date, Seller learns, or has reason to believe, that any of the following representations and warranties may not be true in all material respects as if first made as of the date of such discovery, Seller shall give notice thereof to Buyer. In such event, or if Buyer otherwise discovers that any of the following representations and warranties is not true in all material respects as if first made as of the date of such discovery, Buyer's sole and exclusive remedy shall be: (i) to terminate this Agreement and the Escrow in accordance with the provisions of Section 8.5(a) hereof, unless the matters which cause such representations and warranties not to be true in all material respects is the result of a willful breach by Seller of such representations and warranties, in which case the provisions of Section 8.6(a) hereof shall govern; or (ii) to elect to purchase and acquire the Property upon the terms and conditions set forth in this Agreement, subject to the matters which causes the representations and warranties not to be true in all material respects as if first made as of the date of such discovery and, in such a case, such representations and warranties shall be automatically modified to such extent and Seller shall have no liability for the same. In the event Buyer elects to terminate this Agreement and the Escrow pursuant to Section 9(i) hereof, Seller shall have no liability or responsibility for such representations and warranties not being true in all material respects except as expressly provided herein. In the event Buyer elects to purchase and acquire the Property pursuant to Section 9(ii) hereof, Seller shall have no liability or responsibility for, and shall be under no obligation whatsoever to cure or remedy, any of the matters which caused the representations and warranties of Seller not to be true in all material respects. Seller's failure to provide written notice to Buyer pursuant to this Article 9 shall not constitute a breach or default of Seller or its obligations hereunder.
Section 9.1Organization, Power and Authority; Enforceability. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is qualified to do business in the State of Hawaii. Seller has all requisite power and authority to own the Property, to execute and deliver this Agreement and the Transaction Documents to which Seller is a party, and to perform its obligations hereunder and thereunder and effect the transactions contemplated hereby and thereby. All requisite limited liability company or other action has been or will be taken to authorize and approve the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party and this Agreement and the Transaction Documents shall constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

Section 9.2No Conflicts. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of the organizational documents of Seller; (b) to Seller's knowledge, violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Seller or the Property are or may be bound or subject; or (c) subject to Seller's receipt of Lender's Consent and Lender's Consent to Sale, result in a breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the

Property pursuant to, the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

Section 9.3Non-Foreign Status. Seller is not a “foreign person” as such term is defined in Section 1445 of the Code or a disregarded entity of such a foreign person.

Section 9.4Litigation and Condemnation. To Seller's knowledge, no claims, actions, suits, arbitrations or proceedings (including condemnation proceedings) by or before any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement are pending or threatened.

Section 9.5Intentionally Deleted.

Section 9.6Intentionally Deleted.

Section 9.7Ground Lease. Other than the Ground Lease and the Leases, to Seller's knowledge, there are no agreements leasing or granting occupancy of the Real Property (or any portion thereof). The Ground Lease delivered or made available to Buyer pursuant to Section 4.1(a) hereof is a true and complete copy thereof and the Ground Lease has not been amended or modified. The Ground Lease is in full force and effect on the terms set forth therein and there are no facts or circumstances which with the giving of notice, the passage of time or both would constitute a default by either party thereunder. The Ground Lessee has not given any written notice terminating the Ground Lease nor has the Ground Lessee been released of any material obligations under the Ground Lease.

Section 9.8Compliance With Law. To Seller's knowledge, Seller has not received any written notice alleging that the Property violates any Law. To Seller's knowledge, the Property does not violate any Law in any material respect.

Section 9.9Intentionally Deleted.

Section 9.10OFAC. Neither Seller, nor, to Seller's knowledge, any of its affiliates, nor any of their respective members, officers or directors is, nor prior to Closing, or the earlier termination of this Agreement, will become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC's Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not, and prior to Closing or the earlier termination of this Agreement will not, engage in any dealings or transactions with or be otherwise associated with such persons or entities; provided, however, Seller makes no representation of the foregoing with respect to any of its public shareholders.

Section 9.11Loan. A true, complete and correct list of all documents executed in connection with the Loan is attached hereto as Schedule “9.11” (collectively, the “Loan Documents”). The copies of the Loan Documents delivered or made available to Buyer pursuant to Section 4.1(a) hereof are true, correct and complete copies thereof and have not been amended or modified. To Seller's knowledge, the Loan is in full force and effect, and Seller is not in default, nor has any event occurred which, with the giving of notice and/or the passage of time, could reasonably be expected to constitute a default, with respect to any of Seller's material obligations under the Loan Documents, and no Event of Default has occurred and is continuing such that collateral funds in the Clearing Account are required to be disbursed to the Deposit Account (as such terms are defined in the Loan Documents).

Section 9.12Other Agreements. Except for the Ground Lease, the Loan Documents and the Permitted Title Exceptions, to Seller's knowledge, Seller has not entered into any service contracts, leases, management agreements, brokerage agreements or other agreements or instruments which will be binding upon the Buyer or the Property following the Closing, other than those which Buyer has agreed in writing to assume prior to Closing.

Section 9.13Survival. Except as expressly provided in this Agreement, the representations and warranties of Seller contained in this Article 9 shall be deemed remade by Seller as of the Closing, with the same force and effect as if made at that time. The representations and warranties of Seller set forth in Sections 9.1, 9.2, 9.3 and 9.10 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing. All other representations and warranties of Seller set forth in this Article 9, as well as the right and ability of Buyer to enforce the same and/or to seek damages for their breach, shall survive the Closing for a period of nine (9) months and all claims, whether known or unknown, for breach by Seller of such representations and warranties must be asserted in writing by Buyer and delivered to Seller on or before the expiration of such nine (9) month period or otherwise such claims shall be invalid and of no force or effect and Seller shall have no liability with respect thereto.

ARTICLE 10
REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS OF BUYER

Buyer hereby makes the following representations and warranties, each of which representation and warranty is: (a) material and being relied upon by Seller; and (b) true, complete and not misleading in all material respects as of the date hereof and as of the Closing.
Section 10.1Organization, Power and Authority. Buyer is duly organized and validly existing under the laws of its state of formation. Buyer has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which Buyer is a party, and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. All requisite corporate or other action has been taken to authorize and approve the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party and the Transaction Documents shall constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, excepts as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

Section 10.2No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of Buyer's organization documents; (b) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Buyer is or may be bound or subject, or (c) result in a breach of the terms, conditions or provisions of, or conflict with or constitute a default under any agreement or instrument by which Buyer is bound.

Section 10.3Prohibited Persons and Transactions. Neither Buyer, nor any of its affiliates, nor, to Buyer's knowledge, any of their respective members, officers or directors is, nor prior to Closing, or the earlier termination of this Agreement, will become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the OFAC of the Department of the Treasury (including those name on OFAC's Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not, and prior to Closing or the earlier termination of this Agreement will not, engage in any dealings or transactions with or be otherwise associated with such persons or entities; provided, however, Buyer makes no representation of the foregoing with respect to any shareholder of Buyer or any of its affiliates.

Section 10.4ERISA. Buyer will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Security Act of 1974 (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Buyer shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

Section 10.5Seller's Environmental Disclosure. Buyer shall take title to the Property subject to any and all environmental conditions thereat (or the presence of any matter or substance relating to any such environmental condition at the Property), whether known or unknown, disclosed or undisclosed, and any and all claims and/or liabilities relating to (in any manner whatsoever) any hazardous, toxic or dangerous materials or substances located in, at, about or under the Property, or for any and all claims or causes of action (actual or threatened) based upon, in connection with or arising out of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601 et seq., or any other law or cause of action (including any federal or state based statutory, regulatory or common law cause of action) related to environmental matters or liability with respect to or affecting the Property (any of the foregoing described in this Section 10.5 being referred to as “Environmental Conditions”).

Section 10.6NO RELIANCE; AS-IS/WHERE-IS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER OR SELLER'S AGENTS OR REPRESENTATIVES TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, SELLER'S DELIVERIES. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, THE SELLER'S DELIVERIES, ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER SHALL BE AT THE SOLE RISK OF BUYER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH MATERIALS, DATA AND INFORMATION.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY OR

FITNESS FOR A PARTICULAR PURPOSE.
BUYER ACKNOWLEDGES AND AGREES THAT, UPON THE CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, OR ANY AGENT OR REPRESENTATIVE REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. BUYER FURTHER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS” AND THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, SELLER SHALL NOT BE LIABLE FOR ANY CONSTRUCTION, LATENT OR PATENT DEFECTS IN THE PROPERTY.
BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND/OR THE EXISTENCE OR NONEXISTENCE OF ANY CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR REPRESENTATIVES WITH RESPECT THERETO EXCEPT TO THE EXTENT SET FORTH IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT. BUYER FURTHER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER. UPON CLOSING, BUYER ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT SET FORTH HEREIN OR IN ANY TRANSACTION DOCUMENT, IT WILL BE ACQUIRING THE PROPERTY SUBJECT TO ALL SUCH ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS AND OTHER MATTERS THAT MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS.
_____/s/ JRI_____________                _____/s/ DJH_____________
SELLER'S INITIALS                BUYER'S INITIALS
Section 10.7Buyer's Release of Seller. Upon Closing, Buyer hereby releases, remises, acquits and forever discharges Seller, and Seller's affiliates, successors and assigns, and their respective members, managers, directors, officers, shareholders, partners, employees, agents, representatives, affiliates, attorneys and their respective affiliates, successors and assigns (collectively, the “Released Parties”), from and against any and all claims, causes of actions, suits, legal or administrative orders or proceedings, demands, damages, punitive damages, losses, costs, liabilities and expenses, whether known or unknown, arising out of or in any way relating to the following: (a) the completeness or accuracy of any and all materials, data and information regarding the Property, including, without limitation, Seller's Deliveries; (b) the physical condition of the

Property; (c) the existence or presence of any Hazardous Materials on, under or about the Property and/or the release or discharge of any Hazardous Materials from the Property; (d) the violations of any applicable statutes or laws with regard to the Property, including any Environmental Laws; and (e) any and all other matters regarding the Property, in each case whether existing prior to or after the Closing.

The provisions of this Section 10.7 shall not apply to any claims or causes of action (i) that may be asserted by Buyer against Seller based upon an alleged breach of a covenant, representation or warranty by Seller under this Agreement or in any Transaction Document which is not otherwise waived or expired pursuant to the terms and conditions of this Agreement or (ii) caused by Seller after the Closing.
Section 10.8Survival. The representations and warranties contained in this Article 10 by Buyer are true, correct and complete and shall be deemed remade by Buyer as of the Closing, with the same force and effect as if made at that time. Anything contained in the Transaction Documents to the contrary notwithstanding, the representations, warranties and covenants of Buyer set forth in this Article 10, as well as the right and ability of Seller to enforce the same and/or to seek damages for its breach, shall survive the Closing.

ARTICLE 11
COSTS, EXPENSES AND PRORATIONS

Section 11.1Costs and Expenses.

a.Seller. Seller shall pay: (i) all Loan Assumption Processing Fees in excess of Buyer's Loan Assumption Processing Fees Cap, subject to Seller's Loan Assumption Processing Fees Cap; (ii) all recording fees, Hawaii conveyance taxes, deed stamps and similar costs, fees and expenses payable in connection with the recordation of the Deed; (iii) one-half (1/2) of the costs, expenses, and premiums for the Title Policy, but excluding the ALTA Title Policy Costs and excluding the cost of any binders or endorsements to the Title Policy requested by Buyer; (iv) one-half (1/2) of the cost of the ALTA Survey; (v) one-half (1/2) of Escrow Agent's fees and costs for the Escrow; (vi) Seller's share of prorations; and (vii) Seller's attorneys' fees.

b.Buyer. Buyer shall pay: (i) the Loan Assumption Fee; (ii) all Loan Assumption Processing Fees, subject to Buyer's Loan Assumption Processing Fees Cap; (iii) one-half (1/2) of the costs, expenses, and premiums for the Title Policy, together with all of the ALTA Title Policy Costs and the cost of any binders or endorsements to the Title Policy requested by Buyer; (iv) one-half (1/2) of the cost of the ALTA Survey; (v) one-half (1/2) of Escrow Agent's fees and costs for the Escrow; (vi) Buyer's share of prorations; and (vii) Buyer's attorneys' fees.

c.Survival. The provisions of this Section 11.1 shall survive Closing or the earlier termination of this Agreement.

Section 11.2Prorations, Costs and Expenses.

a.Prorations and Adjustments. The following adjustments and prorations shall be made as of 12:01 a.m. on the Closing Date (“Proration Date”), as though Buyer held title to the Property throughout the entire day in which the Closing occurs. Such adjustments and prorations shall be made on the basis of: the number of days in the calendar month in which the Closing occurs with respect to Revenues and other items to be prorated as provided in Sections 11.2(a)(i) and (ii), respectively, hereof, subject to the following provisions:

i.Revenues. All rentals, receipts and other revenues (including, but not limited to, the payment/reimbursement of the Hawaii General Excise Tax), and all other charges under the Ground Lease with respect to the Property (collectively, the “Revenues”), received by Seller as of the Closing, but which are properly allocable to the period from and after the Proration Date, shall be credited to Buyer at the Closing. All Revenues which are received by Seller or Buyer after the Closing shall be applied: first, to Revenues allocable to the month in which the Closing occurs, with Seller and Buyer receiving its share based on the number of days in such month that each Party owned the Property, and second, to Revenues due and payable to Buyer for periods after the month in which the Closing occurs, if any, are then owed. In no event shall Seller have any right to take any action to collect from Ground Lessee from and after the Closing Date any amounts owing under the Ground Lease.

ii.Interest and Other Amounts Owing Under the Loan. All interest and other amounts owing under the Loan (excluding principal, the Loan Assumption Processing Fees and the Loan Assumption Fee) shall be prorated between Seller and Buyer at the Closing as of the Proration Date and Seller acknowledges that interest on the Loan is paid in arrears under the Loan Documents.

iii.Reserves. Seller shall receive a credit at Closing in an amount equal to the amount of the reserves under the Loan assigned by Seller to Buyer pursuant to Section 2.3 hereof, unless and to the extent Lender returns the existing reserves under the Loan to Seller.

iv.Other Items of Income and Expenses. Except as may otherwise be expressly provided in this Agreement, all other items of income and expense that are customarily prorated in sales transactions involving other properties which are similar to the Property shall be prorated between Seller and Buyer at the Closing.

b.Final Accounting. Seller and Buyer acknowledge and agree that, on the Closing Date, Seller and Buyer may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 11.2. Accordingly, Seller and Buyer agree that, as soon as is reasonably practicable after the Closing Date, Seller and Buyer shall make a final accounting of all items relating to the Property to be prorated between Seller and Buyer pursuant to this Section 11.2. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Seller to Buyer, then Seller shall cause such amounts to be paid to Buyer within ten (10) Business Days after such final accounting is completed. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Buyer to Seller, then Buyer shall cause such amounts to be paid to Seller within ten (10) Business Days after such final accounting is completed. All unpaid amounts shall accrue interest at the rate of twelve percent (12%) per annum commencing upon the expiration of such ten (10) Business Day period and continuing until such amounts are paid in full.

c.Tax Refunds. If any refunds of real property taxes or assessments, water rates, and charges or sewer taxes and rents shall be made after the Closing to Seller or Buyer, the same shall be held in trust by Seller or Buyer, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to the Ground Lessee for the sole purpose of making any required refunds to any tenants under the Leases, and the balance, if any, shall be paid to Seller (to the extent such refunds relate to periods prior to the Closing) and to Buyer (to the extent such refunds relate to periods from and after the Closing).
d.Survival. The provisions of this Section 11.2 shall survive the Closing.

ARTICLE 12
ESCROW PROVISIONS

Section 12.1Deposit of Funds and Disbursements. All funds received by Escrow Agent shall be deposited in a separate, interest-bearing money market account acceptable to Buyer in a federally insured financial institution (“Depositories”). All disbursements shall be made by wire transfer unless otherwise instructed in writing by the party to receive such disbursement. The Good Funds Law requires that Escrow Agent have confirmation of receipt of funds prior to disbursement.

Section 12.2Disbursement and Recording. Prior to recording any documents under this Agreement or the Leasehold Interest Purchase Agreement, Escrow Agent shall disburse all funds deposited with Escrow Agent by Buyer in accordance with each party's respective Closing Statement. All disbursements by Escrow Agent shall be by wire transfer to the designated account of the receiving party or shall be by certified or cashier's checks of Escrow Agent, as may be directed by the receiving party. Immediately preceding recordation of the closing documents to be recorded under the Leasehold Purchase Agreement:

a.Escrow Agent shall cause the following documents to be recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii in the order set forth below, and obtain a conformed copy thereof for distribution to Seller and Buyer:

i.The Deed.

ii.The recordable Loan Assumption Documents.

b.Title Insurer shall issue the Title Policy to Buyer.

c.Escrow Agent shall distribute to Seller: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents including, without limitation, the Deed and the recordable Loan Assumption Documents; and (iii) any other documents deposited into Escrow by Buyer for the benefit of Seller.

d.Escrow Agent shall distribute to Buyer: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents including, without limitation, the Deed and the recordable Loan Assumption Documents; and (iii) any other documents deposited into Escrow by Seller for the benefit of Buyer.

Section 12.3Disclosure of Possible Benefits to Escrow Agent. As a result of Escrow Agent maintaining its general escrow accounts with the Depositories, Escrow Agent may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the Depositories (“Collateral Benefits”). Notwithstanding the foregoing, the term Collateral Benefits shall not include any interest that accrues or is earned on the Initial Deposit and in no event and under no circumstance shall Escrow Agent be entitled to receive and retain any interest that accrues or is earned on the Initial Deposit. All Collateral Benefits shall accrue to the sole benefit of Escrow Agent and Escrow Agent shall have no obligation to account to the Parties to the Escrow for the value of any such Collateral Benefits.

Section 12.4Miscellaneous Fees. Escrow Agent may incur certain additional costs on behalf of the parties for services performed by third party providers. The fees charged by Escrow Agent for such services shall not include a mark up or premium over the direct cost of such services.

Section 12.5Contingency Periods. Escrow Agent shall not be responsible for monitoring contingency time periods between the Parties.

Section 12.6Reports. As an accommodation, Escrow Agent may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by a Party or its agents and approved in writing by the Party that provided such materials to Escrow Agent. Escrow Agent shall deliver copies of any such reports as directed. Escrow Agent is not responsible for reviewing such reports or advising the parties of the content of same.

Section 12.7Recordation of Documents. Escrow Agent is authorized to obtain, record and deliver the necessary instruments to carry out the terms and conditions of the Escrow and, to the extent that Escrow Agent is also the Title Company, to issue the Title Policy at Closing, subject to and in accordance with this Agreement or pursuant to separate written instructions to Escrow Agent executed by Seller and/or Buyer.

Section 12.8Conflicting Instructions and Disputes. The Initial Deposit shall be held and disbursed by Escrow Agent in accordance with the provisions of this Agreement. No notice, demand or change of instructions shall be of any effect in the Escrow unless given in writing by Seller and Buyer and the other party is provided with a copy thereof. In the event a demand for the Initial Deposit and/or any other amounts in the Escrow is made which is not concurred with by Seller and Buyer (which concurrence shall be deemed provided unless the non-demanding Party objects within five (5) Business Days of such non-demanding Party's receipt of such demand in writing), Escrow Agent, regardless of who made demand therefor, may elect to file a suit in interpleader and obtain an order from the court allowing Escrow Agent to deposit all funds and documents in court and have no further liability with respect thereto. If an action is brought involving the Escrow and/or Escrow Agent, Seller and Buyer agree to indemnify and hold Escrow Agent harmless against liabilities, damages and costs incurred by Escrow Agent (including reasonable attorney's fees and costs) except to the extent that such liabilities, damages and costs were caused by the negligence, gross negligence or willful misconduct of Escrow Agent.

Section 12.9Copies of Documents; Authorization to Release. Escrow Agent is authorized to rely upon copies of documents, which include facsimile, electronic, NCR, or photocopies as if they were an originally executed document. If requested by Escrow Agent, the originals of such documents shall be delivered to Escrow Agent. Documents to be recorded MUST contain original signatures.

Section 12.10Tax Reporting, Withholding and Disclosure. The parties are advised to seek independent advice concerning the tax consequences of the transactions set forth in this Agreement, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Agent does not provide tax or legal advice and the parties agree to hold Escrow Agent harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws.

Section 12.11Taxpayer Identification Number Reporting. Federal law requires Escrow Agent to report Seller's social security number and/or tax identification number, forwarding address, and the gross sales price to the Internal Revenue Service (“IRS”). Escrow cannot be closed nor any documents recorded until the information is provided and Seller certifies its accuracy to Escrow Agent.

Section 12.12Survival. The provisions of this Article 12 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 13

BROKERS

Upon the Closing, and only in the event of the Closing, Seller shall pay to Seller's Broker a commission through Escrow at the Closing pursuant to and in accordance with the separate agreement by and between Seller and Seller's Broker (“Seller's Broker's Commission”). Except as described in this Article 13, Seller and Buyer hereby represent and warrant to each other that the warranting Party has not entered into nor will such warranting Party enter into any agreement, arrangement or understanding with any other person or entity which will result in the obligation of the other Party to pay any finder's fee, commission or similar payment in connection with the transactions contemplated by this Agreement.
Seller will indemnify, defend and hold harmless Buyer from and against any and all claims, costs, damages and/or liabilities, including reasonable attorneys' fees, Buyer ever suffers or incurs because of any breach of representations by Seller under this Article 13 or any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property, and arising out of any acts or agreements of Seller, including any claim asserted by Seller's Broker. Likewise, Buyer will indemnify, defend and hold harmless Seller from and against any and all claims, costs, damages and/or liabilities, including reasonable attorneys' fees Seller ever suffers or incurs because of any breach of representations by Buyer under this Article 13 or any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property and arising out of the acts or agreements of Buyer.
The provisions of this Article 13 shall survive the Closing.

ARTICLE 14
MISCELLANEOUS

Section 14.1Assignment. No assignment of this Agreement or a Party's rights or obligations hereunder shall be made by either Party without first having obtained the other Party's approval of any such assignment, which approval may be granted or withheld in the sole and absolute discretion of such non-requesting Party. Notwithstanding the foregoing, effective as of the Closing, and provided all other conditions precedent set forth in Section 8.2 hereof have been satisfied or otherwise waived in writing by Seller, Buyer may, without the prior written consent of Seller, assign this Agreement to any corporation, partnership, limited liability company or other entity which, directly or indirectly, controls or is controlled by, or is under common control, with Buyer. For the purposes of this definition, “control” (including “controlling”, “controlled by” and “under common control with”) means the ownership of more than 50% of the voting stock of a corporation, or more than 50% of all the legal and equitable interests in any entity, and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any entity, whether through the ownership of voting securities, common directors or officers, by contract or otherwise. Notwithstanding any such assignment, Buyer shall remain obligated to perform all of the terms and conditions of this Agreement as set forth herein.

Section 14.2Notices. Any tender, delivery, notice, demand or other communication (“Notice”) required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight mailed, delivered or sent by telefacsimile machine capable of confirming transmission, and shall be deemed delivered, given and received upon the earlier of: (a) if personally served, the date of delivery to the person, or rejection by the person, to receive such notice; (b) if given by telefacsimile, when sent, provided the telefacsimile machine confirms transmission; and (c) if sent by registered or certified mail, four (4) Business Days after the date of posting by the United States Postal Service; or (d) if sent by Federal Express or other comparable overnight delivery service, upon delivery, or rejection, as documented by the service's delivery records, all in accordance with the following:
(i)    Seller's Address. If to Seller, at the following address:
Pacific Office Properties Trust (Ward Avenue) LLC
10188 Telesis Court, Suite 222
San Diego, California 92121
Attn: Jim Ingebritsen
Matt Root
Michael Burer
Telephone: (858) 678-8500
Facsimile: (858) 678-8504

With a copy to:
Scott D. Radovich, Esq.
Schneider Tanaka Radovich Andrew & Tanaka, LLLC
1100 Alakea Street, Suite 2100
Honolulu, Hawaii 96813
Telephone: (808) 792-4203
Facsimile: (808) 664-8946

(ii)    Buyer's Address. If to Buyer, at the following address:
Senior Housing Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458
Attention: David J. Hegarty
Telephone: (617) 796-8350
Facsimile: (617) 796-8349

With a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Louis A. Monti, Esq.
Telephone: (617) 338-2476
Facsimile: (617) 338-2880

Section 14.3Entire Agreement. This Agreement, including the Exhibits and Schedules referred to herein, constitutes the entire contract between the Parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings by and among the Parties with respect to the subject matter covered by this Agreement including, without limitation, all prior letters of intent, confidentiality agreements and access agreements executed between Buyer and Seller, and any such representations, arrangements, agreements and understandings are hereby canceled and terminated in all respects. This Agreement may not be amended, changed or modified except by a writing duly executed by both of the Parties hereto.

Section 14.4Severability. If any provision of this Agreement, or any portion of any such provision, is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be carried into effect.

Section 14.5Remedies. All rights and remedies of the Parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the Parties may have, except as otherwise expressly limited herein. Except as expressly provided in this Agreement, the Parties shall not be deemed to waive any of their rights or remedies thereunder, unless such waiver is in writing and signed by the Party to be bound. Except as expressly provided in this Agreement, no delay or omission on the part of either Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

Section 14.6Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

Section 14.7Counterparts. This Agreement may be executed in counterparts by facsimile or electronic mail, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

Section 14.8Attorneys' Fees, Costs and Expenses. Except as may otherwise be provided in this Agreement, in any action, proceeding or dispute resolution process arising from, out of or in connection with this Agreement and the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the other party hereto the costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection therewith. Nothing contained in this Section 14.8 is intended to limit any provision regarding payment of attorneys' fees, costs, expenses and similar matters contained elsewhere in this Agreement or in any document or instrument executed and delivered pursuant to this Agreement.

Section 14.9Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws (other than that body of law relating to conflicts of law) of the State of Hawaii. The proper venue for any claims, causes of action or other proceedings concerning this Agreement shall be in the state and federal courts located in the City and County of Honolulu, State of Hawaii.

Section 14.10No Third Party Beneficiary. This Agreement creates rights and duties only between the Parties, and no third party is or shall be deemed to be or shall have any rights as a third party beneficiary.

Section 14.11Binding Effect. Subject to Section 14.1 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns and legal and personal representatives.

Section 14.12Time of the Essence. Time is of the essence for the performance of each and every obligation hereunder. Any reference to any time in this Agreement shall be a reference to the current local time in San Diego, California.

Section 14.13Survivability. Except as otherwise expressly provided in this Agreement, none of the covenants or obligations of the Parties to this Agreement shall survive the Closing. Furthermore, without limiting the foregoing, the execution and delivery by Seller of the Deed and the other applicable Transaction Documents, and the acceptance thereof by Buyer shall effect a merger and shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder, except as otherwise provided herein.

Section 14.14Seller's 1031 Exchange. Buyer acknowledges that Seller may engage in a tax deferred exchange (“Seller's Exchange”) pursuant to Section 1031 of the Code. Without limiting the provisions of Section 14.1 hereof, to effect Seller's Exchange, Seller may assign its rights in, and delegate its duties under this Agreement, as well as transfer the Property, to any exchange accommodator which Seller shall determine. As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with Seller's Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:
i.Buyer shall have no obligation to take title to any property in connection with Seller's Exchange;

ii.Except as otherwise provided in this Agreement, Buyer shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property, and/or Seller's Exchange;

iii.The Closing shall not be contingent or otherwise subject to the consummation of Seller's Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Seller's Exchange to effect the same;

iv.All representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Seller's use of an exchange accommodator and shall survive Seller's Exchange and shall continue to inure directly from Seller for the benefit of Buyer;

v.All representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall not be affected or limited by Seller's use of an exchange accommodator and shall survive Seller's Exchange and shall continue to inure directly from Buyer for the benefit of Seller; and
vi.Seller agrees to indemnify, protect, defend (with counsel reasonably acceptable to Buyer) and hold Buyer harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys' fees and costs, incurred by Buyer in connection with Seller's Exchange.

Buyer makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Seller with respect to Seller's Exchange, or that such a transaction will qualify in any respect for such treatment, and Buyer shall incur no liability if Seller's Exchange fails to qualify for the tax deferred treatment intended by Seller. Seller hereby acknowledges and represents to Buyer that Seller is relying solely and entirely upon the advice of Seller's own consultants with respect to any and all aspects of Seller's Exchange. In no event shall the obligations of Seller under this Agreement be contingent upon this transaction being included as part of Seller's Exchange.
Section 14.15Buyer's 1031 Exchange. Seller acknowledges that Buyer may be purchasing the Property as part of a tax deferred exchange (“Buyer's Exchange”) pursuant to Section

1031 of the Code. Without limiting the provisions of Section 14.1 hereof, in order to effect Buyer's Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement, as well as transfer the Property, to any exchange accommodator which Buyer shall determine. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with Buyer's Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

i.Seller shall have no obligation to take title to any property in connection with Buyer's Exchange;

ii.Except as otherwise provided in this Agreement, Seller shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property;

iii.The Closing shall not be contingent or otherwise subject to the consummation of Buyer's Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Buyer's Exchange to effect the same;

iv.All representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Buyer's use of an exchange accommodator and shall survive Buyer's Exchange and shall continue to inure directly from Seller for the benefit of Buyer;

v.All representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Buyer's use of an exchange accommodator and shall survive Buyer's Exchange and shall continue to inure directly from Buyer for the benefit of Seller; and
vi.Buyer agrees to indemnify, protect, defend (with counsel reasonably acceptable to Seller) and hold Seller harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys' fees and costs, incurred by Seller in connection with Buyer's Exchange.

Seller makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Buyer with respect to Buyer's Exchange, or that such a transaction will qualify in any respect for such treatment. Buyer hereby acknowledges and represents to Seller that Buyer is relying solely and entirely upon the advice of Buyer's own consultants with respect to any and all aspects of Buyer's Exchange. In no event shall the obligations of Seller under this Agreement be contingent upon this transaction being included as part of Buyer's Exchange.
Section 14.16Business Days. If the Closing Date or any other date described in this Agreement by which one Party hereto must give notice to the other Party hereto or perform or fulfill an obligation hereunder is a Calendar Day that is not a Business Day, then the Closing Date or such other date shall be automatically extended to the next succeeding Business Day.

Section 14.17Tender of Agreement not an Offer; Right to Continue Negotiations. The tendering of this Agreement by either Party to the other shall not constitute, expressly or impliedly, an offer by the Party making such tender, and this Agreement shall not be binding upon a Party until actually executed by that Party or by the authorized agent or representative of such Party.

Section 14.18Waiver of Trial by Jury. To the fullest extent permitted by applicable law, the parties hereby absolutely and irrevocably waive any right to trial by jury in any action or proceeding between them related to this Agreement or the consummation of the transactions contemplated hereunder.

Section 14.19Bulk Sales Laws. Seller shall indemnify, defend and hold harmless Buyer from and against any loss, claim or damage that Buyer may incur as a result of any failure to comply with any so-called “bulk sales laws” or similar laws (if any) which are applicable to the transactions contemplated under this Agreement.

Section 14.20Further Assurances. Buyer and Seller shall, whenever and as often as it shall be requested to do so, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be reasonably necessary or proper in order to carry out the intent and purpose of this Agreement.

Section 14.21Financials. Seller shall provide Buyer with reasonable access to the books and records of Seller with respect to the Property for purposes of preparing audited financial statements for the 2010 and 2011 calendar years (and, to the extent applicable, the 2012 stub period), such financial statements to be prepared at Buyer's sole cost and expense. Seller shall reasonably cooperate with Buyer and its accountants to provide such certifications and representations, in form and substance reasonably acceptable to Seller, as to such books and records as Buyer or its accountants shall reasonably require in order to enable Buyer or its accountants to prepare such audited financial statements in accordance with the requirements of Regulation S-X, Rule 3-14 of the U.S. Securities and Exchange Commission. Buyer shall be responsible for all out-of-pocket costs or expenses reasonably incurred by Seller in connection with the preparation of such certifications and representations. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller's agreement in this Section 14.21 to make such books and records available for the purposes stated herein is given solely as an accommodation to Buyer and that neither Buyer nor any successor or assign of Buyer shall have any claim, right of action, cause of action or other right or remedy against Seller on any basis referring or relating to, arising from or based on any such documents or information contained therein or obtained or acquired as a result of any actions taken with respect to such documents or information. Buyer hereby affirmatively, unconditionally, knowingly and irrevocably waives, for itself and for its successors and assigns, any and all such claims, rights of action, causes of action and other rights and remedies that may be based on, arise from or relate in any way to any such document or information or as a result of the disclosures and actions described in this Section 14.21. Buyer acknowledges that Seller would not agree to this Section 14.21 without the express covenants, agreements and waivers made by Buyer in this Section 14.21, all of which are material to Seller's agreement to the terms of this Section 14.21, shall survive the Closing, and shall remain conditions to Seller's performing any obligation under this Section 14.21.

Section 14.22Non-Liability of Trustees. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING BUYER, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER. ALL PERSONS DEALING WITH BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 14.23Parties Not Partners. Nothing contained in this Agreement or any of the documents or instruments to be executed pursuant hereto shall constitute any one or more of Buyer and its officers, directors, members, trustees, successors and assigns, as partners with, agents for or principals of any one or more of Seller and its officers, directors, members, successors and assigns.

Section 14.24Survival. The provisions of this Article 14 shall survive the Closing or any earlier termination of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
SELLER:

101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By:_/s/ James R. Ingebritsen
Name: James R. Ingebritsen
Title: Chief Executive Officer

BUYER:

SENIOR HOUSING PROPERTIES TRUST,
a Maryland real estate investment trust

By:__/s/ David J. Hegarty
Name: David J. Hegarty
Title: President

THE UNDERSIGNED HEREBY JOINS IN THIS AGREEMENT AS THE ESCROW AGENT AND ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE 12 OF THIS AGREEMENT.

FIRST AMERICAN TITLE COMPANY, INC.

__/s/ Jill A.P. Kauka____________________________
Name: Jill A.P. Kauka
Title: Sr. Escrow Officer

SEPARATE UNDERTAKING
For value received, the undersigned, Pacific Office Properties Trust, Inc., a Maryland real estate investment trust (“POP”), hereby acknowledges and agrees that POP shall be jointly and severally liable with Seller to Buyer for a breach by Seller of any of the covenants, indemnification undertakings, and/or representations and warranties of Seller in the foregoing Agreement and/or in the Transaction Documents (as defined in the foregoing Agreement); provided, however, that all restrictions and limitations of liability set forth in the Agreement shall apply to POP and Seller jointly.
PACIFIC OFFICE PROPERTIES TRUST, INC.,
a Maryland corporation

By: /s/ James R. Ingebritsen
Title: Chief Executive Officer

EXHIBIT “A”
LEGAL DESCRIPTION OF LAND

That certain parcel of land situate at Kulaokahua, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 3, area 59,512 square feet, more or less, as shown on Map 2 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1772 of Fannie Lee Batten, excepting therefrom the title and interest in all buildings and improvements thereon reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC under that certain Limited Warranty Deed and Reservation of Rights, recorded in said Office as Land Court Document No. 3369618.
Being the land described in and covered by Transfer Certificate of Title No. 785,061 issued to 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company

EXHIBIT “B”

Return by Mail [ ] Pickup [ ]

Tax Map Key No.: (1) 2-1-42:18 Total Pages:

LIMITED WARRANTY DEED;
CONVEYANCE OF LESSOR'S INTEREST UNDER LEASE

THIS LIMITED WARRANTY DEED; CONVEYANCE OF LESSOR'S INTEREST UNDER LEASE (this "Deed") is made as of __________________, 2012 (the "Effective Date"), by 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company, the address of which is 10188 Telesis Court, Suite 222, San Diego, California 92121 (the "Grantor"), and _______________________________________________________, the address of which is ________________________________________________________________ (the "Grantee").

WITNESSETH THAT:

The Grantor, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which by the Grantor is hereby acknowledged, does hereby grant, bargain, sell and convey unto the Grantee, as a tenant in severalty, its successors and assigns, the following:

That certain parcel of land located in the City and County of Honolulu, State of Hawaii, more fully described in Exhibit "A" attached hereto and incorporated herein by reference, together with any interest of the Grantor in and to the improvements thereon (said parcel of land, the Grantor's interest in the improvements thereon and the rights, easements, privileges and appurtenances described herein being collectively referred to herein as the "Property"), together with all the Grantor's right, title and interest as the lessor in and to that certain Ground Lease, effective as of December 20, 2005, a memorandum of which is recorded in the Office of the Assistant Registrar of the Land Court in the State of Hawaii as Land Court Document No. 3369619, as more particularly described in said Exhibit "A" (the "Ground Lease") subject, however, to the terms of this Deed, the Ground Lease and the encumbrances described in said Exhibit "A" attached hereto;

AND the reversions, remainders, rents, issues and profits thereof, and all of the estate, right, title and interest of the Grantor, both at law and in equity, therein and thereto;

TO HAVE AND TO HOLD the same unto the Grantee, and its successors and assigns, together with all rights, easements, privileges and appurtenances held and enjoyed therewith, according to the tenancy set forth in this Deed, forever.

AND the Grantor, for itself, its successors and assigns, hereby covenants with the Grantee and its successors and assigns, that the Grantor has good right to sell and convey the Property; that the Property is free and clear of and from all encumbrances made or suffered by the Grantor, except as set forth herein and in said Exhibit "A" and for the lien of real property taxes not yet required by law to be paid; and that the Grantor will WARRANT and DEFEND the same unto the Grantee against any and all encumbrances made or suffered by the Grantor, except as aforesaid.

The Property is being conveyed to the Grantee in "AS IS" condition without any representation or warranty by the Grantor, express or implied, with respect to the Property, except as specifically set forth herein.

The Grantee hereby accepts the Ground Lease and assumes the obligations of the lessor thereunder.

The terms "Grantor" and "Grantee", as and when used herein, or any pronouns used in place thereof, shall mean and include the singular and plural number, the entities identified above and each of their respective successors and assigns, according to the context thereof.

The Grantor and the Grantee acknowledge that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same instrument, binding the Grantor and the Grantee, notwithstanding that the Grantor and the Grantee are not signatories to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

IN WITNESS WHEREOF, the Grantor and the Grantee have executed this instrument as of the Effective Date.

101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By: ___________________________
Name: _________________________
Title: __________________________

"Grantor"

By
Name: __________________________
Title ____________________________

"Grantee"

"Grantor"

STATE OF ______________________    )
) SS.
COUNTY OF____________________    )

On this _______ day of ____________________, 2012, before me personally appeared _________________________________, to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

Type or print name:
Notary Public, in and for said County and State
My commission expires:

"Grantee"
COMMONWEALTH OF MASSACHUSETTS    )
) SS.
COUNTY OF _________________________    )

On this _______ day of ____________________, 2012, before me personally appeared _________________________________, to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

Type or print name:
Notary Public, in and for said County and State
My commission expires:

EXHIBIT "A"

That certain parcel of land situate at Kulaokahua, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 3, area 59,512 square feet, more or less, as shown on Map 2 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1772 of Fannie Lee Batten, excepting therefrom the title and interest in all buildings and improvements thereon reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC under that certain Limited Warranty Deed and Reservation of Rights, recorded in said Office as Land Court Document No. 3369618.
Being the land described in and covered by Transfer Certificate of Title No. 785,061 issued to 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company.
SUBJECT, HOWEVER, to the following:
[Encumbrances to be inserted]

EXHIBIT “C”

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated _____________, 2012 between Grantor and Senior Housing Properties Trust, a Maryland real estate investment trust (as amended and assigned from time to time, the “Purchase Agreement”) 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company (“Grantor”), hereby sells, conveys, quitclaims and transfers to _________________, a _______________ (“Grantee”), all of Grantor's right, title and interest, if any, in and to the personal property located on the real property described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Personal Property”), in “AS IS” and “WHERE IS” condition, without representation or warranty of any kind, except that the Personal Property is being conveyed free and clear of all liens and encumbrances.

EXECUTED and to be made effective as of the date of the Closing, as said term is defined in the Purchase Agreement.

GRANTOR:

101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT "A"

That certain parcel of land situate at Kulaokahua, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 3, area 59,512 square feet, more or less, as shown on Map 2 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1772 of Fannie Lee Batten, excepting therefrom the title and interest in all buildings and improvements thereon reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC under that certain Limited Warranty Deed and Reservation of Rights, recorded in said Office as Land Court Document No. 3369618.
Being the land described in and covered by Transfer Certificate of Title No. 785,061 issued to 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company.

EXHIBIT “D”

CERTIFICATE OF NON-FOREIGN STATUS
The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:
That the undersigned, PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Transferor”), is duly authorized to execute this Certificate and Affidavit;
1.That Transferor's principal place of business is 10188 Telesis Court, Suite 222, San Diego, CA 92121;
2.That the Transferor is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as such terms are defined in the United States Internal Revenue Code of 1986, as amended (the “Code”), and Regulations promulgated thereunder, and is not otherwise a “foreign person,” as defined in Section 1445 of the Code;
3.Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of such Regulations;
4.That the Transferor's United States taxpayer identification number is: ____________;
5.That the undersigned is making this Certificate and Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the sale of the real property described on Exhibit “A,” attached hereto and incorporated herein by reference, by the Transferor's affiliate, 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company, to ___________________________________ (“Transferee”), which sale constitutes the disposition by the Transferor of a United States real property interest, for the purposes of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition; and
6.That the undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service and other applicable governmental agencies by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment, or both.

[Signature page to follow]

Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and I hereby certify that it is true, correct and complete.
TRANSFEROR:

PACIFIC OFFICE PROPERTIES, L.P., a Delaware
limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By:________________________
Name: _____________________
Title: ______________________

STATE OF             )
)
COUNTY OF            )
On _____________________, before me, _________________________, Notary Public, personally appeared ____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify UNDER PENALTY OF PERJURY under the laws of the State of __________ that the foregoing paragraph is true and correct.

_________________________________________
Signature of Notary Public

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

That certain parcel of land situate at Kulaokahua, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 3, area 59,512 square feet, more or less, as shown on Map 2 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1772 of Fannie Lee Batten, excepting therefrom the title and interest in all buildings and improvements thereon reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC under that certain Limited Warranty Deed and Reservation of Rights, recorded in said Office as Land Court Document No. 3369618.
Being the land described in and covered by Transfer Certificate of Title No. 785,061 issued to 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company.

EXHIBIT “D-1”
[insert HARPTA Form]

EXHIBIT “E”
ASSIGNMENT OF PERMITS, ENTITLEMENTS AND INTANGIBLE PROPERTY
THIS ASSIGNMENT OF PERMITS, ENTITLEMENTS AND INTANGIBLE PROPERTY (the “Assignment”) is made as of _________, 2012 (the “Effective Date”), and is entered into by 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company (“Assignor”) in favor of _____________, a ______________ (“Assignee”), both of which may be referred to herein as the “Parties” and each of which may be referred to herein as a “Party.”

RECITALS

A.Assignor and Assignee (as successor by assignment from Senior Housing Properties Trust) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated ______, 2012, as assigned (“Purchase Agreement”), pursuant to which Assignor, as of the date hereof, has conveyed its right, title and interest to the real property more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Property”) to Assignee. Unless otherwise expressly defined herein, capitalized terms used herein and in the exhibits attached hereto without definition shall have the same meaning ascribed to such terms in the Purchase Agreement.

B.This Assignment is made pursuant to the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Assignment by Assignor. Assignor hereby transfers and assigns to Assignee all right, title and interest, if any, of Assignor in and to all of the items listed on Exhibit “B” attached hereto and incorporated herein by reference (collectively, the “Assigned Property”). Assignee hereby acknowledges that Assignor has made no representation or warranty with respect to any of the Assigned Property.

2.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto.

3.Attorneys' Fees. In the event of any legal action between Assignor and Assignee arising out of or in connection with this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in such action and any appeal therefrom.

4.Governing Law; Jurisdiction and Venue. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of Hawaii. The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in the County of Honolulu, State of Hawaii.

5.Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

6.Cooperation. Assignor hereby agrees to and shall execute and deliver to Assignee any and all documents, agreements and instruments reasonably necessary to consummate the transactions contemplated by this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the Effective Date.

ASSIGNOR:

101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By: _________________________________
Name: _______________________________
Title: ________________________________

ASSIGNEE:

By:_______________________________________
Name:____________________________________
Title:_____________________________________

EXHIBIT "A"

PROPERTY

That certain parcel of land situate at Kulaokahua, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 3, area 59,512 square feet, more or less, as shown on Map 2 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1772 of Fannie Lee Batten, excepting therefrom the title and interest in all buildings and improvements thereon reserved in favor of Pacific Office Properties Trust (Ward Avenue) LLC under that certain Limited Warranty Deed and Reservation of Rights, recorded in said Office as Land Court Document No. 3369618.
Being the land described in and covered by Transfer Certificate of Title No. 785,061 issued to 101 Park Avenue (1100 Ward), LLC, a Delaware limited liability company.

EXHIBIT “F”
SELLER'S CERTIFICATE
THIS SELLER'S CERTIFICATE (this “Certificate”) is made effective as of ____________, 2012 by 101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company (the “Seller”), for the benefit of _________________________ (the “Buyer”).

RECITALS:

A.
Seller and Buyer (as successor by assignment from Senior Housing Properties Trust) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _____________, 2012, as assigned (as so assigned, the “Purchase Agreement”). Capitalized terms used in this Certificate without definition shall have the meaning ascribed to such terms in the Purchase Agreement.

B.	Article 9 of the Agreement contains certain representations and warranties (collectively, the “Representations and Warranties”) made by the Seller to and for the benefit of Buyer.

C.	The Agreement also provides that the Representations and Warranties of Seller shall be remade as of the Closing as if then made.
NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants made by Seller and Buyer to one another in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby: (i) agrees that the recitals set forth above are incorporated herein as an integral part hereof; and (ii) certifies, represents and warrants to and for the benefit of Buyer that, [subject to the modified and updated Exhibits to the Purchase Agreement attached hereto and incorporated herein by reference,] all of the Representations and Warranties made by Seller in the Agreement are true and correct as of the date hereof, provided, that: (a) such Representations and Warranties certified herein remain subject to any applicable knowledge qualifiers set forth in the Agreement; and (b) any liability Seller may have arising under this certificate with respect to the Representations and Warranties made by Seller are subject to all of the limitations on Seller's liability set forth in the Agreement.
[Signature page to follow.]

IN WITNESS WHEREOF, Seller has executed and delivered this Certificate as of the day and year first hereinabove written.
SELLER:

101 PARK AVENUE (1100 WARD), LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By:__________________________
Name: _______________________
Title: ________________________

EXHIBIT “G”
GROUND LESSEE'S ESTOPPEL CERTIFICATE
THIS GROUND LESSEE'S ESTOPPEL CERTIFICATE (this “Certificate”) is made and given as of _________, 20__ by Pacific Office Properties Trust (Ward Avenue) LLC, a Delaware limited liability company (“Ground Lessee”), to and for the benefit SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust, or its nominee (“Buyer”), and each of their respective successors and assigns.
W I T N E S S E T H :
WHEREAS, Ground Lessee is a party to that certain Ground Lease (the “Ground Lease”), dated as of December 20, 2005 between 101 Park Avenue (1100 Ward) LLC, a Delaware limited liability company (“Ground Lessor”) and Ground Lessee, covering that certain parcel of land located at 1100 Ward Avenue, Honolulu, Hawaii (the “Ground Lease Premises”), all as more particularly described in the Ground Lease; and
WHEREAS, Ground Lessor and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated February __, 2012, as assigned, pursuant to which Buyer has agreed to purchase from Ground Lessor inter alia, the leased fee interest in the land comprising the Ground Lease Premises (the “Property”);
WHEREAS, in connection with Buyer's acquisition of the Property, Ground Lessor intends to assign to Buyer all of its right, title and interest under the Ground Lease;
NOW, THEREFORE, Ground Lessee hereby certifies to Ground Lessor and Buyer as follows:
(a)    A true, correct and complete copy of the Ground Lease is attached to this Certificate as Exhibit A.
(b)    The Ground Lease has not been modified, changed, altered, assigned or amended in any respect and has been duly executed and delivered on behalf of Ground Lessor. The Ground Lease constitutes the entire understanding between Ground Lessor and Ground Lessee with respect to the Ground Lease Premises and there are no other agreements, whether oral or written, between Ground Lessee and Ground Lessor (or their respective predecessors in interest, if any) concerning the Ground Lease Premises.
(c)    The Ground Lease constitutes a legally valid instrument binding and enforceable upon Ground Lessee in accordance with its terms, subject to equitable principles of general application (whether in a proceeding at law or in equity) and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, and the exercise of judicial discretion.
(d)    The term of the Ground Lease commenced on December 20, 2005 and is scheduled to expire on November 30, 2080.
(e)    The Annual Ground Rent is $_________ per year and all such fixed rent has been paid through and including __________ __, 20__. All “additional rent” and other amounts payable by Ground

Lessee under the Ground Lease have been paid in a timely fashion.
(f)    Section 26 of the Ground Lease grants Ground Lessee an option to purchase the Ground Lease Premises upon the terms set forth therein. Such option remains in full force and effect as of the date hereof.
(g)    The Ground Lease is in full force and effect, and, as of the date hereof, to the best of Ground Lessee's knowledge, there exists no default nor state of facts which with the giving of notice and/or the passage of time could reasonably be expected to constitute a default thereunder on the part of Ground Lessor or on the part of Ground Lessee thereunder.
(h)    Ground Lessee's current address for all notices to be given to it under the Ground Lease is as follows:
______________________________________
______________________________________
______________________________________
(i)    Buyer and its successors, assigns and lenders may rely on this Certificate.
IN WITNESS WHEREOF, Ground Lessee has executed this Certificate under seal as of the date above first written.

PACIFIC OFFICE PROPERTIES TRUST (WARD AVENUE) LLC, a Delaware limited liability company

By:	Pacific Office Properties, L.P., a Delaware limited partnership, its Sole Member

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its General Partner

By:________________________
Name: _____________________
Title: ______________________

EXHIBIT “A”
GROUND LEASE
[insert Ground Lease]

EXHIBIT “H”
FORM OF TITLE AFFIDAVIT